                                                                     EXHIBIT 2.9


                                   EXHIBIT H

                            FORM OF OPERATING LEASE




                                LEASE AGREEMENT

                          DATED AS OF JANUARY 7, 1998

                                    BETWEEN

                   _________________________________________

                                   AS LESSOR

                                      AND

                   _________________________________________

                                   AS LESSEE


                          [NAME AND LOCATION OF HOTEL]

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                     PAGE
-------                                                                     ----

ARTICLE I...................................................................   1
     1.1   Leased Property..................................................   1
     1.2   Term.............................................................   2
     1.3   [Intentionally Omitted.].........................................   2

ARTICLE II..................................................................   2
     Definitions............................................................   2

ARTICLE III.................................................................  16
     3.1   Rent.............................................................  16
     3.2   Confirmation of Participating Rent...............................  21
     3.3   Additional Charges...............................................  23
     3.4   No Set Off.......................................................  23
     3.5   Annual Budget....................................................  23
     3.6   Books and Records................................................  26
     3.7   [Intentionally omitted.].........................................  26
     3.8   Hotel Operations.................................................  26
     3.9   Allocation of Revenues...........................................  27
     3.10  Performance Standard.............................................  28

ARTICLE IV..................................................................  29
     4.1   Payment of Impositions...........................................  29
     4.2   Notice and Accrual of Impositions................................  30
     4.3   Adjustment of Impositions........................................  31
     4.4   Utility Charges..................................................  31
     4.5   Franchise Fees...................................................  31
     4.6   Ground Rent......................................................  31

ARTICLE V...................................................................  31
     5.1   No Termination, Abatement, etc...................................  31

ARTICLE VI..................................................................  32
     6.1   Ownership of the Leased Property.................................  32
     6.2   Lessee's Personal Property.......................................  32

ARTICLE VII.................................................................  33
     7.1   Condition of the Leased Property.................................  33
     7.2   Use of the Leased Property.......................................  34
     7.3   Lessor to Grant Easements, etc...................................  35

ARTICLE VIII................................................................  35
     8.1   Compliance with Legal and Insurance Requirements,
             etc............................................................  35
     8.2   Legal Requirements Covenants.....................................  36
     8.3   Environmental Covenants..........................................  37

ARTICLE IX..................................................................  39
     9.1   Maintenance and Repair...........................................  39

ARTICLE X...................................................................  42
     10.1  Alterations......................................................  42
     10.2  Salvage..........................................................  42
     10.3  Lessor Alterations...............................................  42

ARTICLE XI..................................................................  43
     Liens..................................................................  43

ARTICLE XII.................................................................  43
     Permitted Contests.....................................................  43

ARTICLE XIII................................................................  44
     13.1  General Insurance Requirements...................................  44
     13.2  Replacement Cost.................................................  47
     13.3  [Intentionally omitted...........................................  47
     13.4  Waiver of Subrogation............................................  47
     13.5  Form Satisfactory, etc...........................................  47
     13.6  Increase in Limits...............................................  48
     13.7  Blanket Policy...................................................  48
     13.8  Separate Insurance...............................................  48
     13.9  Reports on Insurance Claims......................................  48

ARTICLE XIV.................................................................  49
     14.1  Insurance Proceeds...............................................  49
     14.2  Reconstruction in the Event of Damage or Destruction Covered by
            Insurance.......................................................  49
     14.3  Reconstruction in the Event of Damage or Destruction Not Covered
            by Insurance....................................................  50
     14.4  Lessee's Property and Business Interruption
            Insurance.......................................................  50
     14.5  Abatement of Rent................................................  50
     14.6  Damage Near End of Term..........................................  51

ARTICLE XV..................................................................  51
     15.1  Definitions......................................................  51
     15.2  Parties' Rights and Obligations..................................  51
     15.3  Total Taking.....................................................  51
     15.4  Allocation of Award..............................................  52
     15.5  Partial Taking...................................................  52
     15.6  Temporary Taking.................................................  53

ARTICLE XVI.................................................................  54
     16.1  Events of Default................................................  54
     16.2  Remedies.........................................................  56
     16.3  [Intentionally omitted.].........................................  57
     16.4  Waiver...........................................................  57
     16.5  Application of Funds.............................................  58

ARTICLE XVII................................................................  58
     Lessor's Right to Cure Lessee's Default................................  58

ARTICLE XVIII...............................................................  58
     18.1  Personal Property Limitation.....................................  58
     18.2  Sublease Rent Limitation.........................................  59
     18.3  Sublease Lessee Limitation.......................................  59
     18.4  Lessee Ownership Limitation......................................  59
     18.5  Lessee Net Worth.................................................  59
     18.6  No Other Business................................................  60

ARTICLE XIX.................................................................  61
     Holding Over...........................................................  61

ARTICLE XX..................................................................  61
     Indemnification........................................................  61

ARTICLE XXI.................................................................  62
     21.1  Subletting and Assignment........................................  62
     21.2  Attornment.......................................................  63

ARTICLE XXII................................................................  64
     Officer's Certificates; Financial Statements; Lessor's Estoppel
           Certificates and Covenants.......................................  64

ARTICLE XXIII...............................................................  66
     Lessor's Right to Inspect..............................................  66

ARTICLE XXIV................................................................  67
     No Waiver..............................................................  67

ARTICLE XXV.................................................................  67
     Remedies Cumulative....................................................  67

ARTICLE XXVI................................................................  67
     Acceptance of Surrender................................................  67

ARTICLE XXVII...............................................................  67
     No Merger of Title.....................................................  67

ARTICLE XXVIII..............................................................  68
     28.1  Conveyance by Lessor.............................................  68
     28.2  Other Interests..................................................  68

ARTICLE  XXIX...............................................................  70
     Quiet Enjoyment........................................................  70

ARTICLE XXX.................................................................  71
     Notices................................................................  71

ARTICLE XXXI................................................................  72
     Appraisers.............................................................  72

ARTICLE XXXII...............................................................  73
     Security - Assignment of Agreements....................................  73

ARTICLE  XXXIII.............................................................  73
     33.1  Miscellaneous....................................................  73
     33.2  Transition Procedures............................................  74
     33.3  Standard of Discretion...........................................  75
     33.4  Action for Damages...............................................  75
     33.5  Limitation on Liability..........................................  75
     33.6 ***[FOR CROSSROADS, MAHWAH, NEW JERSEY ONLY Condominium
           Association Voting Rights........................................  75

ARTICLE  XXXIV..............................................................  76
     Memorandum of Lease....................................................  76

ARTICLE XXXV................................................................  76
     [Intentionally omitted.]...............................................  76

ARTICLE XXXVI...............................................................  76
     36.1  Option to Terminate Lease - Appointment of
            Manager.........................................................  76

ARTICLE XXXVII..............................................................  79
     37.1  Compliance with Franchise Agreement..............................  79
     37.2  Compliance with Management Agreement.............................  80

ARTICLE XXXVIII.............................................................  80
     38.1  Capital Expenditures.............................................  80
     38.2  Major Renovation.................................................  82

ARTICLE XXXIX...............................................................  83
     39.1  Lessor's Default.................................................  83
     39.2  Limitation of Lessor's Liability.................................  84

ARTICLE XL - ARBITRATION....................................................  84
     40.1  Arbitration......................................................  84
     40.2  Alternative Arbitration..........................................  84
     40.3  Arbitration Procedures...........................................  84

Exhibit A:  Other Properties
Exhibit B:  Land
Exhibit C:  Base Rent; Calculation of Participating Rent and Portion of Rent
            Attributable to Franchise
Exhibit D:  Description of Capital Improvements in Accordance with GAAP

                                 LEASE AGREEMENT
                                 ---------------

          THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the ___ day of January, 1998, by and between ***[AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership]*** (hereinafter called "Lessor"), and _____________________., a Delaware corporation hereinafter called "Lessee"), provides as follows:

                                 W I T N E S S E T H:
                                 -------------------

          Lessor owns the Leased Property. Contemporaneously herewith Lessor and/or Affiliates of Lessor are acquiring (directly or indirectly) from Lessee and/or Affiliates of Lessee, certain Other Properties, and Lessor and such Affiliates are entering into the Other Leases with Lessee and/or Affiliates of Lessee.

          In furtherance of such series of transactions, Lessor and Lessee wish to enter into this Lease.

          NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.


                                 ARTICLE I
                                 ---------

          1.1  Leased Property.  The leased property (the "Leased Property") is
               ---------------
comprised of Lessor's interest in the following:

          (a) the land described in Exhibit "B" attached hereto and by reference
                                    -----------
incorporated herein (the "Land");

          (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

          (c) all easements, rights and appurtenances relating to the Land and Leased Improvements;

          (d) all appliances, equipment, machinery, devices, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

          (e) all furniture and furnishings and all other items of personal property (excluding Inventory and Lessee's Personal Property) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto;

          (f) all existing leases of the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto); and

          (g) the rights of Lessor in the Franchise Agreement with respect to the Facility.

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS AND MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

          1.2  Term.  The term of the Lease (the "Term") shall commence on the
               ----
date hereof (the "Commencement Date") and shall end on the tenth (10th) anniversary of the last day of the month prior to the month in which the Commencement Date occurs, unless sooner terminated in accordance with the provisions hereof.

          1.3  [Intentionally Omitted.]



                                 ARTICLE II
                                 ----------

          Definitions:  For all purposes of this Lease, except as otherwise
          -----------
expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles,"

"Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

          Additional Charges:  As defined in Section 3.3.
          ------------------

          Affiliate:  As used in this Lease the term "Affiliate" of a Person
          ---------
shall mean any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

          Annual Budget:  As used in this Lease, the term "Annual Budget" shall
          -------------
mean the Operating Budget and a Capital Budget prepared by Lessee and approved by Lessor in accordance with Section 3.5.

          Award:  As defined in Section 15.1(c).
          -----

          Base Rate:  The prime rate (or base rate) reported in the Money Rates
          ---------
column or comparable section of The Wall Street Journal as the rate then in
                                -----------------------
effect for corporate loans at large U.S. money center commercial banks, whether or not such rate has actually been charged by any such bank. If no such rate is reported in The Wall Street Journal or if such rate is discontinued, then Base
            -----------------------
Rate shall mean such other successor or comparable rate as Lessor may reasonably designate.

          Base Rent:  As defined in Section 3.1(a).
          ---------

          Beverage Sales:  Shall mean gross revenues from (i) the sale of wine,
          --------------
beer, liquor or other alcoholic beverages, whether sold in a bar or lounge, delivered to or available in a guest room, sold at meetings or banquets or at any other location at the Leased Property and (ii) non-alcoholic beverages sold in a bar or lounge. Such revenue shall include sales by Lessee and its permitted subtenants, licensees and concessionaires, but as to subleases, licenses or similar arrangements for alcoholic beverage sales which are entered into by Lessor or any prior owner of the Leased Property with parties who are not Affiliates of Lessee and which were existing as of the date of this Lease, such revenue shall only include rents received under such existing subleases, licenses or similar arrangements. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

          (a) Any gratuity or service charge added to a customer's bill or statement in lieu of a gratuity which is paid directly to an employee to the extent actually paid to employees;

          (b) Credits, rebates or refunds; and

          (c) Sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages.

          Business Day:  Each Monday, Tuesday, Wednesday, Thursday and Friday
          ------------
that is not a day on which national banks in New York City or in the municipality wherein the Leased Property is located are closed.

          Capital Budget:  As defined in Section 3.5.
          --------------

          Capital Expenditures:  Amounts advanced to pay the costs of Capital
          --------------------
Improvements pursuant to an approved Capital Budget.

          Capital Expenditures Reserve:  As defined in Article XXXVIII.
          ----------------------------

          Capital Impositions:  Taxes, assessments or similar charges imposed
          -------------------
upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers, drainage facilities, and similar improvements.

          Capital Improvements:  Improvements to the Leased Property and
          --------------------
replacement or refurbishing of Fixtures and of Furniture and Equipment that constitute portions of the Leased Property in connection with its Primary Intended Use, all as designated as capital improvements by and determined in accordance with GAAP, and as more fully described on Exhibit D attached.

          CERCLA:  The Comprehensive Environmental Response, Compensation and
          ------
Liability Act of 1980, as amended.

          Change in Operations:  As defined in Section 3.8.
          --------------------

          COBRA:  The Consolidated Omnibus Budget Reconciliation Act of 1985, as
          -----
amended.

          Code:  The Internal Revenue Code of 1986, as amended.
          ----

          Commencement Date:  As defined in Section 1.2.
          -----------------

          Company:  American General Hospitality Corporation.
          -------

          Condemnation, Condemnor:  As defined in Section 15.1.
          -----------------------

          Consolidated Financials:  For any fiscal year or other accounting
          -----------------------
period for Lessee and its consolidated Subsidiaries, statements of operations, partners' capital and cash flow (or, in the case of a corporation, statements of operations, retained earnings and cash flow) for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such yearly statement, all in such detail as may be required by the SEC with respect to filings made by the Company or Lessor, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and such statements shall, at Lessor's sole cost and expense, be audited annually (and quarterly if required by the SEC) by Coopers & Lybrand LLP or another so-called "Big Six" firm of independent certified public accountants designated by Lessor. Consolidated Financials shall be prepared on the basis of a December 31 fiscal year of Lessee.

          Consumer Price Index:  The "Consumer Price Index" published by the
          --------------------
Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items for Urban Wage Earners and Clerical Workers (1982-1984 =
100).

          Date of Taking:  As defined in Section 15.1(b).
          --------------

          Emergency Expenditures:  Expenditures required to take necessary or
          ----------------------
appropriate actions to respond to Emergency Situations.

          Emergency Situations:  Fire, any other casualty, or any other events,
          --------------------
circumstances or conditions which threaten the safety or physical well-being of the Facility's guests or employees or which involve the risk of material property damage or material loss to the Facility.

          Environmental Authority:  Any department, agency or other body or
          -----------------------
component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

          Environmental Authorization:  Any license, permit, order, approval,
          ---------------------------
consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

          Environmental Laws:  All applicable federal, state, local and foreign
          ------------------
laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

          Environmental Liabilities:  Any and all actual or potential
          -------------------------
obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

          (a) Failure to comply at any time with all Environmental Laws applicable to the Leased Property;

          (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property, except to the extent used in the ordinary course of business at the Leased Property;

          (c) A Release or threatened Release of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

          (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any other Environmental Law;

          (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

          (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof including, without limitation, claims resulting from such Hazardous Materials migrating to an adjoining property.

          Event of Default:  As defined in Section 16.1.
          ----------------

          Facility:  The hotel and/or other facility offering lodging and other
          --------
services or amenities being operated or proposed to be operated on the Leased Property.

          Fair Market Value:  The fair market value of the Leased Property (or
          -----------------
any portion thereof) means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article XXXI or in such other manner as shall be mutually acceptable to Lessor and Lessee,
(c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee or subject to which the Leased Property is transferred. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property had not been so damaged or destroyed.

          FIFRA:  The Federal Insecticide, Fungicide, and Rodenticide Act, as
          -----
amended.

          Fixtures:  As defined in Section 1.1.
          --------

          Food Sales:  Shall mean (i) gross revenues from the sale of food and
          ----------
non-alcoholic beverages that are sold or delivered on or off the Facility by Lessee, its permitted subtenants, licensees or concessionaires, whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms, and (ii) gross revenue from the rental of banquet, meeting and other similar rooms. Such revenue shall include sales by Lessee and its permitted subtenants, licensees and concessionaires, but as to subleases, licenses or similar arrangements for food and non-alcoholic beverage sales which were entered into by Lessor or any prior owner of the Leased Property with parties who are not Affiliates of Lessee and which are existing as of the date of this Lease, such revenue shall only include rents received under such existing subleases, licenses or similar arrangements. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

          (a)  Vending machine sales;

          (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity which is paid directly to an employee to the extent actually paid to employees;

          (c) Non-alcoholic beverages sold from a bar or lounge;

          (d)  Credits, rebates or refunds;

          (e) Sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages; and

          (f) Amounts representing the value or cost of food or non-alcoholic beverages furnished on a complimentary basis to on-site employees of the Hotel.

          Franchise Agreement:  Any hotel franchise agreement or license
          -------------------
agreement obtained by Lessor under which the Facility is operated.

          Furniture and Equipment:  For purposes of this Lease, the terms
          -----------------------
"furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the Facility, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens, bars and restaurants, if any, laundry and dry cleaning facilities, (ii) office equipment, (iii) dining room wagons, materials handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and (v) vehicles.

          GAAP:  Generally accepted accounting principles as are at the time
          ----
applicable and otherwise consistently applied.

          General Partner:  AGH GP, Inc., the general partner of Lessor.
          ---------------
***[REVISE IF LESSOR IS A SPECIAL PURPOSE ENTITY.]***

          Government:  The United States of America, any state, district or
          ----------
territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

          Gross Revenues:  All revenues, receipts, and income of any kind
          --------------
derived directly or indirectly by Lessee from or in connection with the Facility (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with GAAP and the Uniform System, including, but not limited to, Room Revenues, Food Sales, Beverage Sales and Other Income, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, occupancy and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) gratuities actually paid to employees, (iv) proceeds of insurance and condemnation, (v) proceeds from sales other than sales in the ordinary course of business (vi) all loan proceeds from financing or refinancings of the Facility or interests therein or components thereof, (vii) judgments and awards, except any portion thereof arising from normal business operations of the hotel, (viii) such other items as are excluded from the definitions of Food Sales, Beverage Sales and Room Revenues, (ix) Real Estate Tax refunds pertaining to the Leased Premises, and (x) items constituting "allowances" under the Uniform System.

          Hazardous Materials:  All chemicals, pollutants, contaminants, wastes
          -------------------
and toxic substances, including without limitation:

          (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

          (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

          (c) Toxic substances, as defined in TSCA or in any Environmental Law;

          (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law;

          (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde;

          (f) Asbestos or asbestos containing materials;

          (g) Urea formaldehyde foam insulation; and

          (h)  Radon gas.

          Holder:  Any holder of a Mortgage, any purchaser of the Leased
          ------
Property or any portion thereof at a foreclosure sale or any sale in lieu thereof, or any designee of any of the foregoing.

          Impositions:  Collectively, all taxes (including, without limitation,
          -----------
all ad valorem, sales and use, occupancy, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or Lessor or Lessee's business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property by Lessee, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

          Indemnified Party:  Either of a Lessee Indemnified Party or a Lessor
          -----------------
Indemnified Party.

          Indemnifying Party:  Any party obligated to indemnify an Indemnified
          ------------------
Party pursuant to any provision of this Lease.

          Insurance Requirements:  All terms of any insurance policy required by
          ----------------------
this Lease and all requirements of the issuer of any such policy.

          Inventory:  All "Inventories of Merchandise" and "Inventories of
          ---------
Supplies" as defined in the Uniform System, including, but not limited to, linens, china, silver, glassware and other non-depreciable personal property, and any property of the type described in Section 1221(1) of the Code.

          Land:  As defined in Article I.
          ----

          Lease:  This Lease.
          -----

          Lease Year:  Any 12-month period from January 1 to December 31 during
          ----------
the Term, or any shorter period at the beginning or the end of the Term.

          Leased Improvements; Leased Property:  Each as defined in Article I.
          ------------------------------------

          Legal Requirements:  All federal, state, county, municipal and other
          ------------------
governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use, operation or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof, and (c) all permits, licenses and authorizations necessary or appropriate to operate the Leased Property for its Primary Intended Use, including, but not limited to, any licenses required for the sale and service of alcoholic beverages, and (d) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

          Lessee:  The Lessee designated on this Lease and its respective
          ------
permitted successors and assigns.

          Lessee Indemnified Party:  Lessee, any Affiliate of Lessee, any other
          ------------------------
Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessee, the officers, directors, stockholders, members, partners, employees, agents and representatives of Lessee and any corporate stockholder, agent or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, members, partners, employee, agent or representative.

          Lessee's Personal Property:  As defined in Section 6.2.
          --------------------------

          Lessor:  The Lessor designated on this Lease and its respective
          ------
successors and assigns.

          Lessor Indemnified Party:  Lessor, any Affiliate of Lessor, including
          ------------------------
the Company and the General Partner, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officers, directors, partners, stockholders, members, employees, agents or representatives.

          Lessor's Audit:  An audit by Lessor's independent certified public
          --------------
accountants of the operation of the Leased Property during any Lease Year, which audit shall be at Lessor's sole cost and expense and may, at Lessor's election, be either a complete audit of the Leased Property's operations or an audit of Room Revenues, Food Sales, Beverage Sales and Other Income realized from the operation of the Leased Property during such Lease Year.

     ***[FOR CROWNE PLAZA LAS VEGAS PROPERTY ONLY: Management Agreement:  That
                                                   --------------------
certain Hotel Management Agreement between Lessee and Prime Hospitality Corp. dated the date hereof relating to the management of the Leased Property, a copy of which has been delivered to Lessor. NOTE: MANAGEMENT AGREEMENT FOR 10 YEAR TERM TO BE NON-ASSIGNABLE, TO PROVIDE FOR AUTOMATIC TERMINATION UPON TERMINATION OF LEASE AND ANY MANAGMENT FEE PAYABLE THEREUNDER TO BE SUBORDINATE TO THE LEASE]***.

          Manager:  Prime Hospitality Corp., a Delaware corporation.
          -------

          Mortgage:  As defined in Section 28.2.
          --------

          Net Worth:  The excess of total assets over total liabilities, total
          ---------
assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and other similar intangibles;
(b) all deferred charges that are not required to be capitalized in accordance with GAAP or unamortized debt discounts and expenses; (c) treasury stock; (d) securities which are not readily marketable; (e) any write-up in the book value of any asset resulting from a revaluation thereof; (f) this Lease and the Other Leases; and (g) any items not included in clauses (a) through (f) above that are treated as intangibles in conformity with GAAP. All marketable securities will be valued at their current market value.

          New Management Agreement:  Any hotel management agreement entered into
          ------------------------
between Lessee and AGHI (as defined in Section 36.1 hereof) or any experienced hotel management company, which is not an Affiliate of Lessee, pursuant to the terms of

Article XXXVI hereof on terms satisfactory to Lessor, Lessee and AGHI or such third party management company, as the case may be.

          No Sale Period:  A period of three (3) years from the date hereof.
          --------------

          Notice:  A notice given pursuant to Article XXX.
          ------

          Officer's Certificate:  A certificate of Lessee reasonably acceptable
          ---------------------
to Lessor, signed by the chief financial officer or another officer duly authorized so to sign by Lessee or a general partner of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

          Operating Budget:  As defined in Section 3.5.
          ----------------

          Other Income:  All revenues, receipts, and income of any kind derived
          ------------
directly or indirectly from or in connection with the Facility and included in Gross Revenues other than Room Revenues, Food Sales or Beverage Sales.

          Overdue Rate:  On any date, a rate equal to the Base Rate plus 5% per
          ------------
annum, but in no event greater than the maximum nonusurious rate then permitted under applicable law.

          Other Leases:  The leases of the Other Properties between Lessor
          ------------
and/or its Affiliates and Lessee and/or its Affiliates.

          Other Properties:  The properties described on Exhibit "A" attached
          ----------------
hereto.

          Payment Date:  Any due date for the payment of any installment of
          ------------
Rent.

          Participating Rent:  As defined in Sections 3.1(b), 3.1(c) and 3.1(d).
          ------------------

          Person:  The term "Person" means and includes individuals,
          ------
corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other legal entities and governments and agencies and political subdivisions thereof.

          Personal Property Taxes:  All personal property taxes imposed on the
          -----------------------
furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by the Lessee), together with all replacements, modifications, alterations and additions thereto.

          Predecessor:  Any Person whose liabilities arising under any
          -----------
Environmental Law have or may have been retained or assumed by Lessor or Lessee pursuant to the provisions of this Lease.

          Primary Intended Use:  As defined in Section 7.2(b).
          --------------------

          Proceeding:  Any judicial action, suit or proceeding (whether civil or
          ----------
criminal), any administrative proceeding (whether formal or informal) any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

          RCRA:  The Resource Conservation and Recovery Act, as amended.
          ----

          Real Estate Taxes:  All real estate taxes, including general and
          -----------------
special assessments, if any, which are imposed upon the Land and any improvements thereon.

          Release:  A "Release" as defined in CERCLA or in any Environmental
          -------
Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

          Rent:  Collectively, the Base Rent, Participating Rent, and Additional
          ----
Charges.

          RevPAR Decline:  A decline of the RevPAR Yield Index of the Facility
          --------------
below 90.

          RevPAR Yield Index:  The percentage amount obtained by dividing the
          ------------------
RevPAR of the Leased Property by the RevPAR of the Leased Property's Competitive Set, with the terms "RevPAR" and "Competitive Set" having the meanings ascribed to them in Smith Travel Research Reports ("STR Reports"), calculated in accordance with the STR Reports which contains a full calendar year calculation thereof for the Leased Property (or if STR Reports are no longer published or do not contain sufficient information to make such calculation, the RevPAR Yield Index shall instead be calculated using the methodology presently used by STR Reports from information contained in any other publication reasonably selected by Lessor and recognized by the hotel industry as being an authoritative source of such information or, if no such publication exists, from an analysis conducted at the joint expense of Lessor and Lessee by a nationally recognized accounting firm with a hospitality division chosen by Lessor and Lessee).

          Room Revenues:  Gross revenue from the rental of guest rooms, whether
          -------------
to individuals, groups or transients, at the Facility, determined in a manner consistent with the Uniform System and excluding the following:

          (a) The amount of all credits, rebates or refunds to customers, guests or patrons;

          (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

          (c) Any fees collected for amenities including, but not limited to, telephone, laundry, movies or concessions.

          SARA:  The Superfund Amendments and Reauthorization Act of 1986, as
          ----
amended.

          SEC:  The U.S. Securities and Exchange Commission or any successor
          ---
agency.

          State:  The State or Commonwealth of the United States in which the
          -----
Leased Property is located.

          Subsidiaries:  Corporations or other entities in which Lessee or
          ------------
Lessor, as applicable, owns, directly or indirectly, more than 50% of the voting rights or control, as applicable (individually, a "Subsidiary").

          Taking:  A permanent or temporary taking or voluntary conveyance
          ------
during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property.

          Tax Law Change:  A change in the Code (including, without limitation,
          --------------
a change in the Treasury regulations promulgated thereunder) or in the judicial or administrative interpretations of the Code, which in Lessor's determination will permit Lessor or an Affiliate thereof to operate the Facility as a hotel without adversely affecting the Company's qualification for taxation as a real estate investment trust under the applicable provisions of the Code.

          Term:  As defined in Section 1.2.
          ----

          TSCA:  The Toxic Substances Control Act, as amended.
          ----

          Unavoidable Delay:  Delay due to strikes, lock-outs, labor unrest,
          -----------------
inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Lease.

          Unavoidable Occurrence:  The occurrence of strikes, lock-outs, labor
          ----------------------
unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of Lessee, provided that any such occurrence is an extraordinary (as opposed to a routine or cyclical) material event that was not reasonably foreseeable when the then applicable Annual Budget was prepared.

          Uneconomic for its Primary Intended Use:  A state or condition of the
          ---------------------------------------
Facility such that in the reasonable, good faith judgment of Lessor the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, such that Lessor intends to, and shall, complete the cessation of operations from the Leased Facility.

          Uniform System:  Shall mean the Uniform System of Accounts for Hotels
          --------------
(8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc., as same may hereafter be revised, and as the same has been interpreted and applied by Coopers & Lybrand LLP in connection with the audit of the Leased Property prepared for the Company in connection with its initial public offering.

          Unsuitable for its Primary Intended Use:  A state or condition of the
          ---------------------------------------
Facility such that in the reasonable, good faith judgment of Lessor the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel comparable in quality and function to that of the Facility prior to the damage or loss.

          WARN:  Work Adjustment and Retraining Notification Act, as amended.
          ----


                                 ARTICLE III
                                 -----------

          3.1  Rent.  Lessee will pay to Lessor by wire transfer of immediately
                ----
available funds or such other transfer as Lessor may require, to the account of Lessor or to the account of such other Person, as Lessor from time to time may designate in a Notice, without set-off or deduction at any time, all Base Rent, Participating Rent and Additional Charges, during the Term, as follows:

          (a) Base Rent:  The fixed annual sum set forth on Exhibit C (subject
              ---------
to adjustment and increase as set forth in this Subparagraph (a) and in Subparagraph (d) hereof, the "Base Rent"), payable in advance in consecutive monthly installments, the first of which shall be payable on the Commencement Date and continuing thereafter each subsequent calendar month of the Term, each such monthly payment to be paid on the first day of each such calendar month of the Term; provided, however, that (i) Base Rent shall be prorated as to any partial Lease Year, (ii) the first and last monthly payments of Base Rent shall be prorated as to any partial month, and (iii) payments of Base Rent shall be subject to abatement where and only where and to the extent expressly provided in this Lease. The Base Rent payable for each month shall equal one-twelfth (1/12th) of the annual sum set forth on Exhibit C. If the term of this Lease commences or ends other than on the first or last day of a month, the Base Rent due for such month shall equal the monthly Base Rent (computed as provided in the preceding sentence) multiplied by a fraction having as its numerator the number of days in said partial month and having as its denominator the number of days in the entire month.

          (b) Participating Rent:  For each calendar month during the Term,
              ------------------
Lessee shall pay percentage rent ("Participating Rent") in arrears in an amount calculated by the following formula (the "Revenues Computation"):

          For any month, Participating Rent shall equal:

               The amount equal to the Monthly Revenue Computation (defined below)
                                 less
               an amount equal to the Base Rent paid for the Lease Year to date less
               an amount equal to the Participating Rent paid for the Lease Year to date.

The Participating Rent due for each calendar month during the Term shall be paid on or before the twenty-first (21st) day of the succeeding month. In no event shall Participating Rent be less than zero.

For purposes of defining the Monthly Revenues Computation:

          (i) "Cumulative Monthly Portion" shall mean a fraction having as its numerator the aggregate Budgeted Receipts for the calendar months in a Lease Year which have elapsed including the month for which the calculation is being made and having as its denominator the aggregate Budgeted Receipts for the Lease Year. "Budgeted Receipts" shall mean the Gross Revenues projected in the Operating Budget for such Lease Year (or portion thereof). The Cumulative Monthly Portion for the December 31 Participating Rent payment (due January 21 of the next Lease Year) will be 100%, assuming that the Lease Year in question is a full Lease Year. If the term of this Lease commences or ends on other than the first or last day of a month, then when calculating the Cumulative Monthly Portion beginning or ending during such calendar month, the Cumulative Monthly Portion for such partial calendar month shall be the product of (i) a fraction having as its numerator the Budgeted Receipts for said month and having as its denominator the Budgeted Receipts for the entire calendar year, multiplied by (ii) another fraction having as its numerator the actual Gross Revenues received during said partial month and having as its denominator the actual Gross Revenues received during the entire month./(1)/

          (ii) "First Tier Room Revenue Percentage," "Second Tier Room Revenue Percentage," "Third Tier Room Revenue Percentage," "First Tier Food Sales Percentage," "Second Tier Food Sales Percentage," and "Other Income Percentage" shall mean the percentages corresponding to each of such terms as set forth on Exhibit C.

          (iii) "Annual Room Revenues First Break Point" and "Annual Room Revenues Second Break Point" shall mean the amount of annual Room Revenues corresponding to each of such terms as set forth on Exhibit C.

          (iv) "Annual Food Sales Break Point" shall mean the amount of annual Food Sales and Beverage Sales corresponding to such term as set forth on Exhibit C.

          The Monthly Revenues Computation shall be the amount obtained by adding, for the applicable Lease Year, (i) an amount equal to the First Tier Room Revenue Percentage of all year to date Room Revenues up to (but not exceeding) the Cumulative Monthly Portion of the Annual Room Revenues First Break Point, (ii) an amount equal to the Second Tier Room Revenue Percentage of all year to date Room Revenues in excess of the Cumulative Monthly Portion of the Annual Room Revenues First Break Point up to (but not exceeding) the Cumulative Monthly Portion of the Annual Room Revenues Second Break Point, (iii) an amount equal to the Third Tier Room Revenue Percentage of all year to date Room Revenues in excess of the Cumulative Monthly Portion of the Annual Room Revenues Second Break Point, (iv) an amount equal to the First Tier Food Sales Percentage of the Cumulative Monthly

--------------------

/(1)/ If the Closing shall occur on a day other than the first day of a calendar month, the Rent payable under each Operating Lease for the balance of the month in which the Closing occurs shall be based upon the per diem amount applicable to each of the Group One Properties as set forth on Schedule A attached hereto.

Portion of all year to date Food Sales and Beverage Sales up to (but not exceeding) the Cumulative Monthly Portion of the Annual Food Sales Break Point,
(v) an amount equal to the Second Tier Food Sales Percentage of all year to date Food Sales and Beverage Sales in excess of the Cumulative Monthly Portion of the Annual Food Sales Break Point, and (vi) an amount equal to the Other Income Percentage of year to date revenues from Other Income.

          (c) Officer's Certificates.  Within 21 days after each of the first
              ----------------------
three quarters of each Lease Year (or part thereof) in the Term, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor, setting forth the calculation of the Participating Rent payment for the three
(3) months comprising such quarter, based on the formulas set forth in Section 3.1(b). There shall be no reduction in the Base Rent regardless of the result of the Revenues Computation.

          In addition, on or before forty-five days after the end of each year, commencing with, February 14, 1999, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Participating Rent that accrued for each month of the Lease Year that ended on the immediately preceding December 31. Additionally, if the annual Participating Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Participating Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Participating Rent actually due and payable for such Lease Year is shown by such certificate to be less than the amount actually paid as Participating Rent for the applicable Lease Year, at the option of Lessee, Lessor shall reimburse such amount to Lessee or credit such amount against subsequent months' Base Rent and, to the extent necessary, subsequent months' Participating Rent payments, or, if none, then such amounts shall be paid to Lessee. Any such credit to Base Rent shall not be applied for purposes of calculating Participating Rent payable for any subsequent month.

          Any difference between the annual Participating Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.1(d)) and the total amount actually paid by Lessee as Participating Rent for such Lease Year, whether in favor of Lessor or Lessee, shall bear interest at the Base Rate, which interest shall accrue from the due date of the last monthly Participating Rent payment for the Lease Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

          The obligation to pay Participating Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Participating Rent accrued prior to such termination date, shall be made not later than ninety (90) days after such expiration or termination date.

          (d) CPI Adjustments.  For each Lease Year during the Term beginning
              ---------------
with the Lease Year commencing January 1, 1999, the Base Rent then in effect, the Annual Room Revenues First Break Point and the Annual Room Revenues Second Break Point (together, the "Annual Room Revenues Break Points"), and the Annual Food Sales Break Point then included in the Revenues Computation set forth in
Section 3.1(b), shall be increased as follows:

              (i) For the Lease Year commencing January 1, 1999 and for each Lease Year thereafter during the Term, the Consumer Price Index for the day before the day that the new Lease Year commences (the "Measurement Date") shall be divided by the Consumer Price Index for the day that is twelve months preceding the Measurement Date;

             (ii) The new Base Rent for the then current Lease Year shall be the product of the Base Rent in effect in the most recently ended Lease Year and the quotient obtained under subparagraph (1) above;

            (iii) The new Annual Room Revenues Break Points in the Revenues Computation described in Section 3.1(b) above for the Lease Year commencing January 1, 1999 shall be the product of the Annual Room Revenues Break Points in effect in the Lease Year ending December 31, 1998 and the quotient obtained in subparagraph (1) above, and the new Annual Room Revenues Break Points in the Revenues Computation for the Lease Year beginning with the Lease Year commencing January 1, 1999 and for each Lease Year thereafter during the Term, shall be the product of (a) the Annual Room Revenues Break Points in effect in the most recently ended Lease Year and (b) the quotient obtained in subparagraph (1) above plus seventy-five one hundredths percent (.75%), ***[when applicable as shown on the Smith Barney, Inc. model LANGUAGE TO BE PROVIDED FOR EACH LEASE BASED ON THE SMITH BARNEY, INC. MODEL]***; and

             (iv) The new Annual Food Sales Break Point in the Revenues Computation described in Section 3.1(b) above for the Lease Year commencing January 1, 1999 shall be the product of the Annual Food Sales Break Point in effect in the Lease Year ending December 31, 1998 and the quotient obtained in subparagraph (1) above, and the new Annual Food Sales Break Point in the Revenues Computation for the Lease Year beginning with the Lease Year commencing January 1, 1999 and for each Lease Year thereafter during the Term, shall be the product of (a) the Annual Food Sales Break Point in effect in the most recently ended Lease Year and (b) the quotient obtained in subparagraph (1) above plus seventy-five one hundredths percent (.75%)***[when applicable as shown on the Smith Barney, Inc. model LANGUAGE TO BE PROVIDED FOR EACH LEASE BASED ON THE SMITH BARNEY, INC. MODEL]***.

          In no event shall the Base Rent, the Annual Room Revenues Break Points or the Annual Food Sales Break Point be reduced as a result of any changes in the Consumer Price Index.

          Adjustments calculated as set forth above in the Base Rent, the Annual Room Revenues Break Points and the Annual Food Sales Break Point shall be effective on the first day of each calendar Lease Year to which such adjusted amounts apply. If Rent is paid prior to the determination of the amount of any adjustment to Base Rent, the Annual Room Revenues Break Points or the Annual Food Sales Break Point applicable for such period, whether because of a delay in the publication of the Consumer Price Index for the Measurement Date or because of any other reason, payment adjustments for any shortfall in or overpayment of Rent paid shall be made with the first Base Rent and Participating Rent payments due after the amount of the adjustments are determined.

          If (1) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (2) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent, Annual Room Revenues Break Points, and Annual Food Sales Break Point hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in various U.S. cities that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

          The portion of the aggregate of Base Rent and Participating Rent designated on Exhibit C payable for each Lease Year shall be attributed to the rights to the Franchise Agreement granted by Lessor to Lessee pursuant to
Section 1.1(g).

          3.2  Confirmation of Participating Rent.  Lessee shall utilize, or
               ----------------------------------
cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Participating Rent, and Lessee shall retain, for at least five (5) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all data necessary to conduct Lessor's Audit and to compute Participating Rent for the applicable Lease Years. Lessor shall have the right from time to time by its accountants or representatives to audit such information in connection with Lessor's Audit, and to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to complete Lessor's Audit and to verify Participating Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any Lessor's Audit discloses a deficiency in the payment of Participating Rent, and either Lessee agrees with the result of Lessor's Audit or the matter is otherwise determined or compromised, then promptly after such agreement or determination Lessee shall pay to Lessor the amount of the deficiency, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any Lessor's Audit that is commenced more than one (1) year after the end of any Lease Year, the deficiency, if any, with respect to such Participating Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any Lessor's Audit discloses a deficiency in the payment of Participating Rent which, as finally agreed or determined exceeds 4%, Lessee shall pay the costs of the portion of Lessor's Audit allocable to the determination of Gross Revenues (the "Revenue Audit"). In no event shall Lessor undertake a Lessor's Audit more than three (3) years after the last day of the Lease Year for which such audit is requested. If any Lessor's Audit discloses an excess in the payment of Participating Rent, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against subsequent weeks' Base Rent, and, to the extent necessary, subsequent quarters' Participating Rent payments, or, if none, then such amount shall be paid to Lessee. Any credit to Base Rent shall not be applied for purposes of calculating Participating Rent payable for any subsequent quarter. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any arbitration or litigation between the parties and except further that Lessor may disclose such information to prospective lenders and investors and to any other persons to whom disclosure is necessary to comply with applicable laws, regulations and government requirements. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Participating Rent as disclosed by Lessor's Audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of Section 40.2.

          3.3  Additional Charges.  In addition to the Base Rent and
               ------------------
Participating Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, including, without limitation any fees, charges and assessments required to be paid pursuant to any [CONDOMINIUM]/(2)/ association or other like agreement pursuant to which charges or fees may be assessed against the Leased Property, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause
(a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Participating Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor within ten (10) days of demand, as Additional Charges, a late charge (to the extent not in violation of any usury statutes and otherwise permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

          3.4  No Set Off.  Except as provided in this Section 3.4, Rent shall
               ----------
be paid to Lessor without set off, deduction or counterclaim, subject to any other provisions of this Lease that expressly provide for adjustment or abatement of or set offs against Rent or other charges, and further subject to Lessee's right to assert any claim or mandatory counterclaim in any action brought by either party under this Lease.

          3.5  Annual Budget.  Lessee shall prepare and submit to Lessor, by
               -------------
not later than ninety (90) days prior to the


-------------------
/(2)/ Only include as to (Crossroads) Mahwah, New Jersey Lease.

commencement of each Lease Year a capital budget (the "Capital Budget") and an estimate of Gross Revenues, and by not later than thirty (30) days prior to the commencement of each Lease Year, an operating budget (the "Operating Budget"), each of which shall be prepared in accordance with the requirements of this
Section 3.5. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in accordance with the Uniform System to the extent applicable and show by month and quarter and for the year as a whole in the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

          (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Room Revenues) for the forthcoming Lease Year itemized on schedules on a monthly and quarterly basis as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules.

          (b) An estimate of any amounts Lessor will be requested to provide for Capital Improvements during the current and the next Lease Year, subject to the limitations set forth in Article XXXVIII, including a reasonably detailed breakdown of all hard and soft costs for each Capital Improvement.

          (c)  A cash flow projection.

          (d) A narrative description of the program for advertising and marketing the Facility for the forthcoming Lease Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization.

          (e) Lessee's reasonable estimate for each quarter of the Lease Year of Participating Rent including Room Revenues, Food Sales, Beverage Sales and Other Income.

          Lessor shall have thirty (30) days after the date on which it receives the Capital Budget to review, approve, disapprove or change the entries and information appearing in the Capital Budget. If the parties are not able to reach agreement on the Capital Budget for any Lease Year during Lessor's thirty
(30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempt shall include, if requested by either party, at least one (1) meeting of executive-level officers of Lessor and Lessee. The Capital Budget shall be finalized at least thirty (30) days prior to the commencement of each Lease Year, provided that in the event the parties are still not able to reach agreement on the Capital Budget for any particular Lease Year after complying with the foregoing requirements of this Section 3.5, the parties shall adopt such portions of the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to arbitration as provided for in Section 40.2 hereof. Notwithstanding the foregoing, if Lessor believes that the amount budgeted for any particular Capital Improvement is in excess of the actual total cost for which such Capital Improvement could be built or installed, Lessor, in its sole discretion, may insist that the amount allocated for such Capital Improvement in the Capital Budget be reduced to the amount for which Lessor believes it can be built or installed and Lessor shall be responsible for supervising the design, installation and/or construction of such Capital Improvement, for which it shall be reimbursed in accordance with Article XXXVIII below. Pending the results of any arbitration or the earlier agreement of the parties, if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget, are specifically required by Lessor or are otherwise required to comply with Legal Requirements, to make Emergency Expenditures or to comply with the Franchise Agreement. Lessee shall provide Lessor with copies of any revisions to the Annual Budget which it may desire or otherwise deem appropriate to make from time to time during any Lease Year, but no such revision shall require Lessor's approval or constitute a change in the Annual Budget for the purposes of any provisions of this Lease. The Capital Budget, once approved and as approved, shall form the basis on which expenditures for Capital Improvements shall be made. Subject to the terms and provisions of Article XXXVIII hereof, Lessor will be obligated to make all Capital Expenditures which are reflected on a Capital Budget which has been approved. Unless such expenditures are otherwise permitted in writing by Lessor or are Emergency Expenditures or are required by the Franchise Agreement, Lessee agrees not to cause or permit any such expenditures for a Lease Year in excess of those set forth in the Capital Budget. Lessee shall promptly report to Lessor in writing any actual or anticipated deviation from the Capital Budget of any material or long-term consequence. Representatives of Lessee and Lessor shall meet as requested by Lessor but not less frequently than monthly to review and discuss the previous and future quarters' operating statements, Gross Revenues, Capital Expenditures and the general concerns of Lessee and Lessor. In the event that Lessee fails to make expenditures for Capital Improvements in accordance with the provisions of the Capital Budget as set forth in this Section 3.5, then Lessor, in addition to its other rights and remedies under this Lease and under applicable law, shall have the right to submit the matter to arbitration under
Section 40.1 hereof.

          Lessor shall have thirty (30) days after the date on which it receives the Operating Budget to review the same and notify Lessee of its approval or disapproval. Any Notice of disapproval of the Operating Budget shall state with particularity the line items appearing therein to which Lessor disapproves and the amount Lessor is willing to approve for each such line item in Lessor's reasonable judgement. The Operating Budget shall be finalized by the commencement of each Lease Year. If the parties are not able to reach agreement as to an entry for any line item in the Operating Budget for any particular Lease Year during Lessor's thirty (30) day review period, the parties shall use the amount applicable to each such line item in the approved Operating Budget of the immediately preceding year and with respect to all other line items contained in the Operating Budget for the particular Lease Year in question which have not been disapproved with particularity by Lessor, the parties shall use the amounts set forth in such Operating Budget. Lessor and Lessee shall attempt in good faith during the subsequent sixty(60) day period to resolve any disputes, which attempt shall include, if requested by either party, at least one (1) meeting of executive-level officers of Lessor and Lessee, provided that in the event the parties are still not able to reach agreement on the Operating Budget for any particular Lease Year after complying with the foregoing requirements of this Section 3.5, the parties shall submit the matter to arbitration under Section 40.2 hereof.

          3.6  Books and Records.  Lessee shall keep full and adequate books of
               -----------------
account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and GAAP and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in Fairfield, New Jersey and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without Lessor's prior written approval. Lessee shall be entitled to make copies of any or all such books and records for its own files. Lessee's obligations under this Section 3.6 shall survive termination of this Lease for any reason.

          3.7  [Intentionally omitted.]

          3.8  Hotel Operations.
               ----------------

          (a) Lessee covenants to operate the Facility as a "full service hotel". A full service hotel is a hotel that operates a restaurant and meeting facilities and may have some or all of the following: conference facilities, banquet space, lounge areas, gift shops, recreational facilities (including swimming pool), and guest services (including room service, valet service and laundry). If, during the Term, Lessee desires to provide food and beverage operations at the Facility (other than those that are presently provided at the Facility and complimentary continental breakfast) or to discontinue any such operations which are presently provided (any such action, a "Change in Operations"), Lessee shall give notice of such desire to Lessor. Lessor and Lessee shall then commence negotiations to adjust Rent to reflect the proposed change to the operation of the Facility, each acting reasonably and in good faith. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not implement the proposed Change in Operations and shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, (i) if Lessee in its reasonable judgment believes the failure to accomplish the proposed Change in Operations will have an adverse economic impact on Lessee's operation of the Facility, Lessee may submit the adjustment to Rent to arbitration in accordance with Section 40.1, otherwise, (ii) Lessee shall withdraw such notice and shall not be entitled to implement the proposed Change in Operations, and this Lease shall continue in full force. Lessee further covenants and agrees that at all times during the Term of this Lease when Manager is managing the Leased Property, Manager shall manage the Leased Property without compensation (except for reimbursement of its actual out-of-pocket expenses incurred on behalf of Lessee), and that Lessee shall not ***[ALL LEASES EXCEPT CROWNE PLAZA LAS VEGAS enter into any management agreement or other similar agreement]*** ***[CROWNE PLAZA LAS VEGAS LEASE ONLY voluntarily terminate the Management Agreement with Manager or terminate such agreement pursuant to a right to terminate therein, subject to Section 36.1 hereof]*** or otherwise engage any Person or Affiliate to act as manager of the Leased Property, without Lessor's prior written consent. Lessee hereby agrees that Lessee shall not have the right to terminate any manager of the Leased Property, including Manager, during the Term of this Lease without Lessor's prior written consent.

          (b) Notwithstanding anything to the contrary contained herein, no adjustment of Rent pursuant to a Change in Operations described above shall be implemented without the receipt by Lessor of an opinion from its tax counsel, satisfactory to Lessor in form and substance, that such adjustment will not adversely affect the Company's ability to qualify as a real estate investment trust under the applicable provisions of the Code.

          3.9  Allocation of Revenues.  In the event that individuals or groups
               ----------------------
purchase rooms, food and beverage and/or the use of other hotel facilities or services together or as part of a package, Lessee agrees that revenues shall be allocated among Room Revenues, Food Sales, Beverage Sales and/or other revenue categories, as applicable, in a reasonable manner consistent with the historical allocation of such revenues.

          3.10  Performance Standard.  (a) Within thirty (30) days after
                --------------------
Lessor's receipt of documentation or other evidence of the occurrence of a RevPAR Decline for a Lease Year, Lessor shall have the option to terminate this Lease, upon 30 days' prior written Notice to Lessee thereof, unless such failure is caused by Unavoidable Occurrences or Lessor's failure to make Capital Expenditures to maintain the RevPAR Yield Index of the Leased Property or occurs during any Lease Year of the Term that the new Manager is responsible for managing and operating the Leased Property pursuant to Article XXXVI hereof. Notwithstanding the foregoing, in the event Lessee shall receive such Notice from Lessor and on or before the termination date set forth in such Notice Lessee pays to Lessor as additional Base Rent an amount (reasonably calculated by Lessor and specified in such notice) equal to the sum Lessor would have received had this Lease met the minimum criteria to avoid such RevPAR Decline (the "Shortfall Cure Amount"), then this Lease shall continue in full force and effect notwithstanding such Notice. Upon the occurrence of a RevPAR Decline at the Leased Property for three (3) consecutive Lease Years, except to the extent such failure is caused by an Unavoidable Occurrence or Lessor's failure to make Capital Expenditures to maintain the RevPAR Yield Index of the Leased Property or during any Lease Year of the Term that the new Manager is responsible for managing and operating the Leased Property pursuant to Article XXXVI hereof, then, notwithstanding any payments by Lessee of the Shortfall Cure Amount during such period, Lessor shall have the right to terminate this Lease by Notice to Lessee, and upon the date set forth in Lessor's Notice, this Lease shall automatically terminate and neither party shall have any further obligations or liabilities to the other hereunder, except as expressly stated in this Lease to survive such termination.

          (b) Prior to the commencement of each Lease Year, Lessor and Lessee shall work in good faith to determine any additions and deletions, if any, to the Competitive Set for the Leased Property. Any adjustments made to the Competitive Set shall be finalized on or before December 15th of each Lease Year, with such adjusted Competitive Set for the Leased Property to be applicable to the following Leased Year. In the event Lessor and Lessee are unable to agree to the Leased Property's Competitive Set, such matter shall be determined by a nationally recognized accounting firm with a hospitality division chosen by Lessor and Lessee.

                                 ARTICLE IV
                                 ---------

          4.1  Payment of Impositions.  Subject to the right of Lessor to
               ----------------------
contest the same, Lessor shall pay all Real Estate Taxes, Personal Property Taxes, and Capital Impositions before any fine, penalty, interest or cost may be added for non-payment, to the extent the failure to do so materially and adversely affects the rights of the Lessee under this Lease, such payments to be made directly to the taxing or other authorities where feasible. Subject to
Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Capital Impositions, Real Estate Taxes and Personal Property Taxes) before any fine, penalty, interest or cost may be added for nonpayment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments.
Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof subject to Lessee's right to contest pursuant to Article XII. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments and any unpaid balance of such Impositions prior to the expiration or earlier termination of the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article 12) as the same respectively come due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have been declared by Lessor and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, cooperate with the other party and otherwise provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Notwithstanding the foregoing provisions of this

Section, Lessee shall file all Personal Property Tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor, may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Lessee may, upon notice to Lessor, at Lessor's option and at Lessee's sole expense, protest, appeal or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of Impositions to be paid by Lessee, and Lessor, at Lessee's expense, shall fully cooperate with Lessee in such protest, appeal or other action. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities. To the extent received by it, Lessee shall furnish Lessor with copies of all assessment notices for Real Estate Taxes and Personal Property Taxes in sufficient time for Lessor to file a protest and pay such taxes without penalty. Lessor shall within thirty (30) days after making such payment furnish Lessee with evidence of payment of Capital Impositions, Real Estate Taxes and Personal Property Taxes.

          4.2  Notice and Accrual of Impositions.  Lessor shall give prompt
               ---------------------------------
Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but if Lessee did not otherwise have knowledge of such Imposition sufficient to permit it to pay same, such failure shall obviate any default hereunder for a reasonable time after Lessee receives

Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto, and Lessor will reimburse Lessee for any fine, penalty or interest arising from such delay. If requested by Lessor or required by the holder of a Mortgage, Lessee shall accrue and set aside on a monthly basis a portion (as Lessor or such holder shall designate) of Rent for the payment of those Impositions that are payable by Lessor, and such accruals shall be deposited with such holder, if so required by it, or as otherwise approved by Lessor.

          4.3  Adjustment of Impositions.  Impositions payable by Lessee which
               -------------------------
are imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

          4.4  Utility Charges.  Lessee will be solely responsible for obtaining
               ---------------
and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

          4.5  Franchise Fees.  Lessee will pay or cause to be paid all fees and
               --------------
other charges payable pursuant to the Franchise Agreement with respect to the Facility.

          4.6  Ground Rent.  In the event that Lessor's interest in the Land is
               -----------
pursuant to a ground lease or a sublease, Lessor shall be solely responsible for payment of any ground rent or subrent, as the case may be, due with respect to the Leased Property.


                                 ARTICLE V
                                 ---------

          5.1  No Termination, Abatement, etc.  Except as otherwise
                -------------------------------
specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (c) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any default under this Lease by Lessor which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of or set off against the Rent or other sums payable by Lessee hereunder, except to the extent that Lessor's action constitutes constructive eviction and except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated, abated or modified pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                 ARTICLE VI
                                 -----------

          6.1  Ownership of the Leased Property.  Lessee acknowledges that the
               --------------------------------
Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

          6.2  Lessee's Personal Property.
               --------------------------

          (a) Upon commencement of the Term, Lessor shall make available at no charge to Lessee, for Lessee's use in connection with the operation and management of the Facility, all Inventory located at the Facility on the Commencement Date (the "Initial Inventory"). The parties acknowledge and agree that as of the date of this Lease the amount of Initial Inventory at the Facility is consistent with the amount of Inventory customarily maintained in a hotel of the type and character of the Facility and as otherwise is required to operate the Leased Property in the manner contemplated by this Lease and in compliance with the Franchise Agreement and all Legal Requirements. Throughout the Term, Lessee shall maintain a full stock of Inventory at the Facility at the levels substantially similar to or greater than those existing on the date hereof. As the Initial Inventory is depleted, Lessee shall purchase, at its sole cost and expense, any replacement Inventory which may be required. The Inventory, including any additions and/or replacements thereof, shall be and remain the property of Lessee. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory, Furniture and Equipment) owned by Lessee (collectively, the "Lessee's Personal Property"). All of Lessee's Personal Property, other than Inventory, not removed by Lessee within thirty (30) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

          (b) Upon the expiration or earlier termination of the Term for any reason, Lessee shall surrender the Inventory to Lessor in the amounts and at the levels existing on the date of this Lease. In the event that the amount of Inventory at the time of such expiration or termination is less than that provided by Lessor on the date hereof (an "Inventory Deficiency"), Lessee shall promptly pay to Lessor the amount equal to the Fair Market Value of the Inventory Deficiency.

          (c) If, during the Term, as a result of additions, modifications or improvements to the Leased Property, the ratio (expressed as a percentage) of
(x) the adjusted basis for Federal income tax purposes of that portion of the Leased Property consisting of personal property, to (y) the adjusted basis for such purposes of the Leased Property, shall exceed 15%, Lessor, at its option, may sell to Lessee (and Lessee shall purchase from Lessor) a sufficient quantity of such personal property as shall be necessary so that the aforesaid percentage does not exceed 15%. The aforesaid sale shall be at Fair Market Value for the items sold and shall otherwise be in accordance with the provisions of Section
18.1 below (including a contemporaneous equitable reduction of the Rent payable under Section 3.1).


                                 ARTICLE VII
                                 -----------

          7.1  Condition of the Leased Property.  Lessee acknowledges receipt
               --------------------------------
and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is", "with all faults", and in its present condition.
Except as otherwise specifically provided herein, Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property.
LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Lessor shall have the right to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property, and Lessor shall, if requested by Lessee, assign any such right to Lessee if and to the extent Lessor determines not to exercise such right. If either party determines to exercise such right, the other party shall fully cooperate in the prosecution of any such claim, in Lessor's or Lessee's name, all at the cost and expense of the prosecuting party, who hereby agrees to indemnify, defend and hold harmless the other party from and against any claims, obligations and liabilities against or incurred by such other party in connection with such cooperation, and who further agrees to apply all amounts realized from the prosecution of such claim, less its expenses in connection therewith, to remedy such breach or cure such defect.

          7.2  Use of the Leased Property.
               --------------------------

          (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

          (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use, or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which is prohibited by law or fire underwriter's regulations. Lessee shall comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, which compliance shall be performed at Lessee's sole cost except to the extent that such compliance requires the performance of a Capital Improvement or the payment of a Capital Imposition which are Lessor's responsibilities.

          (c) Subject to the provisions of Articles XIV and XV, Lessee covenants and agrees that during the Term it will either directly or through an approved manager (1) operate continuously (subject to Unavoidable Occurrences) the Leased Property as a hotel facility, (2) keep in full force and effect and comply in all material respects with all the provisions of the Franchise Agreement, except Lessee shall have no obligation to complete any Capital Improvements required by Franchisor as set forth in Article XXXVII hereof, (3) not terminate or amend in any respect the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and (5) keep Lessor advised of the status of any material litigation affecting the Leased Property.

          (d) Lessee shall not commit any waste on the Leased Property, or in the Facility nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither use nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as
(1) would impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) would support a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          7.3  Lessor to Grant Easements, etc.  Lessor will, from time to
               -------------------------------
time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval may be granted or denied in Lessor's sole discretion),
(a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.


                                 ARTICLE VIII
                                 ------------

          8.1  Compliance with Legal and Insurance Requirements, etc.  Subject
               -----------------------------------------------------
to Sections 8.2, 8.3(b) and Article XII or any other provision of this Agreement relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, subject however to the provisions of Section 9.1(b), and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof. Notwithstanding the foregoing, in the event the parties are unable to agree as to whether (i) a Legal Requirement requires an expenditure which is an obligation of Lessee hereunder or constitutes a Capital Improvement (it being agreed that Lessee has no obligation to make such a Capital Improvement notwithstanding anything to the contrary contained herein), and/or (ii) a Capital Improvement should be made to comply with a certain Legal Requirement (any such Capital Improvement to be made by Lessor, subject to Section 40.2 hereof), then Lessee shall have the right to terminate this Lease upon thirty (30) days prior written notice to Lessor whereupon, this Lease shall terminate and neither party shall have any further obligations hereunder except for (i) Lessee's obligation to pay all Rent accrued through the termination date and (ii) any other obligations or indemnities herein expressly stated to survive the termination hereof.

          8.2  Legal Requirements Covenants.  Subject to Section 8.3(b) below,
               ----------------------------
Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder including, but not limited to, the sale and service of alcoholic beverages (provided that Lessor shall cooperate at Lessee's sole cost and expense, in obtaining liquor licenses to the extent necessary). Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to and comply with all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder and at Lessee's sole expense. If compliance with a Legal Requirement pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility and without subjecting Lessee or Lessor to any liability for failure to so comply therewith, Lessee may delay compliance therewith until final determination of such proceeding. If any lien, charge or liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor (which consent shall not be unreasonably withheld) and the Holder of any Mortgage, may nonetheless contest and delay as aforesaid, provided that such contest or delay would not subject Lessor to criminal liability and Lessee both
(a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and good faith.

          8.3  Environmental Covenants.  Lessor and Lessee (in addition to, and
               -----------------------
not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and
8.2 hereof) covenant and agree as follows:

          (a) At all times hereafter until Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that such compliance would require the remediation of Environmental Liabilities for which Lessee has no indemnity obligations under Section 8.3(b). Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

          (b) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which relate to events or occurrences which occurred during the Term of this Lease EXCEPT TO THE EXTENT THAT THE SAME (I) ARE CAUSED BY LESSOR OR LESSOR'S AGENTS, EMPLOYEES OR CONTRACTORS, OR (II) RESULT FROM CONDITIONS EXISTING AT THE LEASED PROPERTY AT THE DATE OF THIS LEASE (AN "EXISTING CONDITION") OR FROM RELEASES OR OTHER VIOLATIONS OF ENVIRONMENTAL LAWS ORIGINATING ON ADJACENT PROPERTY BUT AFFECTING THE LEASED PROPERTY (A "MIGRATION"), provided that in either case such exclusions shall not apply to the extent that the Existing Condition or the Migration has been exacerbated by Lessee's intentional act, negligent act or negligent failure to act.

          (c) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities to the extent that the same arise from an Existing Condition or Migration (except as provided in Section 8.3(b) above), were caused by Lessor or Lessor's agents, employees or contractors or relate to occurrences after the expiration of the Term.

          (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnifying Party and such separate counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

          (e) If at any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee or Lessor, as appropriate, stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable. In addition to the aforesaid access, Lessor shall also have similar access upon prior written notice to Lessee in the event that Lessor requires such access in connection with a proposed sale or mortgage of the Leased Property or for any other reasonable purpose. Lessor hereby agrees to indemnify and hold harmless Lessee from and against any and all liabilities, costs, damages, charges, fees or expenses arising from or related to the access to or use of the Leased Property by a Lessor Indemnified Party pursuant to this subparagraph (e).

          (f) The indemnification rights and obligations provided for in this
Article VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

          (g) The indemnification rights and obligations provided for in this
Article VIII shall survive the termination of this Agreement.

          For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.


                                 ARTICLE IX
                                 ----------

          9.1  Maintenance and Repair.
               ----------------------

          (a) Except as provided in Section 9.1(b), Lessee will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, parking lots, HVAC, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof but subject to the obligation to make necessary and appropriate repairs and replacements as provided in this Section 9.1(a)), and, except as otherwise provided in Section 9.1(b), Article XIV, Article XV or Article XXXVIII, with reasonable promptness, make all necessary and appropriate repairs, replacements and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease, or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use (except to the extent such actions are the responsibility of Lessor pursuant to Section 9.1(b), Article XIV, Article XV or Article XXXVIII). If Lessee fails to make any required repairs or replacements after fifteen (15) days' notice from Lessor, or after such longer period as may be reasonably required provided that Lessee at all times diligently proceeds with such repair or replacement, then Lessor shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Lessee. In such event, such work shall be paid for in full by Lessee as Additional Charges.

          (b) Notwithstanding Lessee's obligations under Section 9.1(a) above but subject to the limitations on Lessor's obligations for Capital Expenditures set forth in Article XXXVIII, unless caused by Lessee's negligence or willful misconduct or that of its employees, contractors or agents, Lessor shall be required to make all Capital Expenditures. Except as set forth in the preceding sentence, Lessor shall not under any circumstances be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing.

          If Lessor fails to make any required Capital Expenditures after the expiration of all applicable notice and cure periods set forth in Article XXXIX, then Lessee shall have the right, but not the obligation, to make such Capital Expenditures on behalf of and for the account of Lessor, whereupon Lessor shall reimburse Lessee therefor promptly upon receipt of all documentation evidencing such Capital Expenditure. Notwithstanding the foregoing, if Lessor shall fail to make any Emergency Expenditure after the expiration of all applicable notice and cure periods, Lessee shall have the right to terminate this Lease upon thirty(30) days' prior notice to Lessor, whereupon this Lease shall terminate and neither party shall have any further rights or obligations hereunder except for (i) Lessee's obligation to pay all Rent accrued through the termination date and (ii) any other obligations or indemnities herein expressly stated to survive the termination hereof.

          (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

          (d) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair in accordance with Section 9.1(a) above, or damage by casualty or Condemnation (subject to the obligation of Lessee or Lessor, as applicable, to restore or repair as set forth in this Lease).

                                   ARTICLE X
                                   ---------

          10.1  Alterations.  Subject to first obtaining the written approval of
                -----------
Lessor, which shall not be unreasonably withheld, Lessee shall have the right, but not the obligation, to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not alter the character or purposes of the Leased Property or detract from the value or operating efficiency thereof and will not impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. All such work shall be performed in a first class manner in accordance with all applicable governmental rules and regulations and after receipt of all required permits and licenses. If reasonably required by Lessor all such work shall be covered by performance bonds issued by bonding companies reasonably acceptable to Lessor. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. Subject to the terms and provisions of Article XXXVIII, nothing in this Section 10.1 shall abrogate or limit Lessor's obligation to make the Capital Expenditures set forth in the approved Capital Budget.

          10.2  Salvage.  All materials which are scrapped or removed in
                -------
connection with the making of repairs pursuant to Article IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing of such work.

          10.3  Lessor Alterations.  Lessor shall have the right, without
                ------------------
Lessee's consent, to make or cause to be made alterations to the Leased Property required in connection with (i) Emergency Situations, (ii) Legal Requirements,
(iii) maintenance of the Franchise Agreement, (iv) any Mortgage (v) any Capital Improvement which Lessor has elected to build or install itself, as provided in
Section 3.5 hereof, or (vi) the performance by Lessor of its obligations under this Lease. Lessor shall further have the right, but not the obligation, to make such other additions to the Leased Property as it may reasonably deem appropriate during the term of the Lease, subject to Lessee's approval which shall not be unreasonably withheld. All such work unless necessitated by Lessee's acts or omissions or unless otherwise required to be performed by Lessee under this Lease (in which event work shall be paid for by Lessee) shall be performed at Lessor's expense and shall be done after reasonable notice to and coordination with Lessee, so as to minimize any disruptions or interference with the operation of the Facility. In the event such work materially interferes with the operation of the Facility, Base Rent shall be equitably abated. If Lessee withholds its consent to any additions or other work which Lessor has the right, but not the obligation, to make pursuant to the foregoing provisions of this Section 10.3, or if the extent of abatement of Rent cannot be agreed upon, the matter shall be referred to arbitration pursuant to the provisions of Article XL.


                                  ARTICLE XI
                                  ----------

          Liens.  Subject to the provision of Article XII relating to permitted
          -----
contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property resulting from the action or inaction of Lessee, or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (a) this Lease, (b) the matters, if any, included as exceptions or insured against in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, (d) liens for those taxes which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXI hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements to the extent Lessee is responsible hereunder for such compliance so long as (1) the same are not yet delinquent or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, suppliers or vendors for sums either disputed or not yet due provided that any such liens for disputed sums are in the process of being contested as permitted by Article XII hereof, and (h) liens and encumbrances created by Lessor.

                                  ARTICLE XII
                                  -----------

          Permitted Contests.  Lessee shall have the right to contest the amount
          ------------------
or validity of any Imposition to be paid by Lessee or any Legal Requirement or any lien, attachment, levy, encumbrance, charge or claim (any such Imposition, Legal Requirement, lien, attachment, levy, encumbrance, charge or claim herein referred to as "Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any

Mortgage. Upon the request of Lessor, as security for the payment of such claims, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor (and to any Holder, if approval thereof is required by such Holder's Mortgage) that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon and legal fees anticipated to be incurred in connection therewith will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor or with any Holder upon terms satisfactory to such Holder, money in an amount sufficient to pay the same, together with interest and penalties thereon and legal fees anticipated to be incurred in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any Holder with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Lessor reserves the right to contest any of the Claims not pursued by Lessee at Lessor's expense. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.


                                 ARTICLE XIII
                                 ------------

          13.1   General Insurance Requirements.
                 ------------------------------

          (a) Coverages.  During the Term of this Lease, the Leased Property
              ---------
shall at all times be insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name the party obtaining the policy as the insured and the other party as an additional named insured, and the Manager shall also be named as an additional insured under the coverages described in Sections 13.1(a)(iii) through (xi). The Holder of any Mortgage shall be named as an additional insured and loss payee, to the extent required under the terms of the Mortgage. Losses shall be payable, for the benefit of the respective insureds, to Lessor or Lessee as provided in this Lease (subject to the rights of the Holder of any Mortgage). Any loss adjustment for coverage insuring multiple parties shall require the written consent of each of them, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall at all times satisfy the requirements of the Franchise Agreement and of any Mortgage (so long as Lessee has been furnished with a copy of such Mortgage), affecting the Leased Property and at a minimum shall include:

          (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake, flood and sink hole in reasonable amounts if and as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

         (ii) Insurance for loss and damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, air conditioning systems, piping and machinery, and sprinklers, if any, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary;

        (iii) Loss of income insurance on the "Special Form", in the amount of one year of the greater of Base Rent or Participating Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on prorated Participating
Rent) for the benefit of Lessor, and business interruption insurance on the "Special Form" in the amount of one year of gross profit, for the benefit of Lessee;

         (iv) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $25,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, Lessee and Manager, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor, Lessee and Manager;

          (v) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessor, covering Lessee's or Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

         (vi) Workers' compensation insurance to the extent necessary to protect Lessor, Lessee and Manager and the Leased Property against Lessee's or Manager's worker's compensation claims to the extent required by applicable state laws;

        (vii) Comprehensive form vehicle liability insurance for owned, non-owned and hired vehicles, in the amount of $1,000,000;

       (viii) Garagekeeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability in keeping with prudent hotel management practice;

         (ix) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible (other than property in a safe deposit box), with a limit of not less than $5,000 for any one occurrence or $25,000 in the aggregate;

          (x) Safe deposit box legal liability insurance covering property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible, with a limit of not less than $100,000 for any one occurrence; and

         (xi) Insurance covering such other liabilities or hazards (such as plate glass or other common risks) and in such amounts as may be (A) required by a Holder or (B) customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor.

          (b) Responsibility for Insurance.  Lessee shall obtain the insurance
              ----------------------------
and pay the premiums for the coverages described in Sections 13.1(a)(iii) through (x), and Lessor shall obtain the insurance and pay the premiums for the coverage described in Sections 13.1(a)(i) and (ii), provided that Lessee shall reimburse Lessor immediately after demand therefor for any premiums paid by Lessor for the coverages required under Sections 13.1(a)(i) and (ii) to the extent that the premiums relate to coverages for property owned by Lessee or coverages which benefit Lessee or Manager. Insurance required by Section 13.1(a)(xi) shall be obtained and paid for by Lessor to the extent that it relates to risks of the type covered by the insurance obtained pursuant to Section 13.1(a)(i) through (ii), and obtained and paid for by Lessee if it relates to risks of the type covered by the insurance obtained pursuant to Sections 13.1(a)(iv) through (x). The party responsible for the premium for any insurance coverage shall also be responsible for any and all deductibles and self-insured retentions in connection with such coverages. In the event that either party can obtain comparable insurance coverage required to be carried by the other party from comparable insurers and at a cost significantly less than that at which such other party can obtain such coverage, the parties shall cooperate in good faith to obtain such coverage at the lower cost and shall allocate the premiums therefor in accordance with the provisions of the first sentence of this Section 13.1(b).

          13.2  Replacement Cost.  The term "full replacement cost" as used
                ----------------
herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost redetermined.

          13.3  [Intentionally omitted.]

          13.4  Waiver of Subrogation.  All insurance policies carried by
                ---------------------
Lessor or Lessee covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party and Manager to the extent available without additional cost, provided, however, if there is an additional cost, the other party may, but shall not be obligated to, pay the same.

          13.5  Form Satisfactory, etc.  All of the policies of insurance
                ----------------------
referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and Lessee and shall satisfy the requirements of any ground lease, Mortgage, and the Franchise Agreement.
The party responsible for obtaining any policy shall pay all of the premiums therefor, and deliver copies of such policies or certificates thereof to the other party prior to their effective date (and, with respect to any renewal policy, 10 days prior to the expiration of the existing policy), and in the event of the failure of the responsible party either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to the other party at the times required, such other party shall be entitled, but shall have no obligation, after 10 days' Notice to the responsible party, to effect such insurance and pay the premiums therefor, and to be reimbursed for any such premiums upon written demand therefor. Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to the party not responsible hereunder for obtaining such policy, that it will give to such party 10 days' Notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

          13.6  Increase in Limits.  If either Lessor or Lessee at any time
                ------------------
deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties fail to agree on such limits, the matter shall be referred to arbitration as provided for in
Article XL. In no event, however, shall such limits fail to satisfy the requirements of the Franchise Agreement and of any ground lease or Mortgage.

          13.7  Blanket Policy.  Notwithstanding anything to the contrary
                --------------
contained in this Article XIII, Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee or Lessor; provided, however, that the coverage afforded to Lessor, Lessee and Manager will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

          13.8  Separate Insurance.  Neither Lessor nor Lessee shall on its own
                ------------------
initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Each party shall immediately notify the other party that it has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

          13.9  Reports on Insurance Claims.  Lessee shall promptly investigate
                ---------------------------
and make a complete and timely written
report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Facility, and any damage or destruction to the Facility and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a copy of all such reports shall be furnished to Lessor. Lessee shall not adjust, settle or compromise any insurance loss, or execute proofs of such loss, without Lessor's prior written consent in each instance, except that such consent shall not be required with respect to any single casualty or other event which does not exceed the aggregate amount of $5,000. Notwithstanding anything to the contrary set forth in this Section 13.9, with respect to any insurance loss under liability policies relating to any single liability claim, Lessee may adjust, settle or compromise any such loss without Lessor's consent so long as Lessee shall deliver to Lessor a release relinquishing Lessor from all liability under such claim.


                                  ARTICLE XIV
                                  -----------

          14.1  Insurance Proceeds.  All proceeds of the insurance contemplated
                ------------------
by Sections 13.1(a)(i) and (ii) payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall, subject to the terms of any Mortgage and/or ground lease, be paid to Lessor and held in trust by Lessor in an interest-bearing account, and made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor.
If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated as described in Section 14.2, all such insurance proceeds shall be retained by Lessor except for any amount thereof paid with respect to Lessee's Personal Property. All salvage resulting from any risk covered by insurance shall belong to Lessor, except to the extent of salvage relating to Lessee's Personal Property.

          14.2  Reconstruction in the Event of Damage or Destruction Covered by
                ---------------------------------------------------------------
Insurance.  Except as provided in Section 14.6, if during the Term the Leased
---------
Property is totally or partially destroyed by a risk covered by the insurance, and the limits thereof, described in Article XIII and the Facility thereby is not rendered Unsuitable for its Primary Intended Use, Lessor shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease. Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance, and the limits thereof, described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessor may, at Lessor's option, either (1) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease, or (2), terminate this Lease. If Lessor terminates the Lessee as aforesaid, Lessor shall be entitled to retain all insurance proceeds.

          14.3  Reconstruction in the Event of Damage or Destruction Not Covered
                ----------------------------------------------------------------
by Insurance.  Except as provided in Section 14.6, if during the Term the
------------
Facility is totally or partially damaged or destroyed by a risk not covered by the insurance described in Article XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessor may at its option either, (a) at Lessor's sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or (b) terminate this Lease. Notwithstanding the foregoing, if such damage or destruction is not material, Lessor shall, at Lessor's sole cost and expense, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and such damage or destruction shall not terminate the Lease.

          14.4  Lessee's Property and Business Interruption Insurance.  All
                -----------------------------------------------------
insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and the business interruption insurance maintained for the benefit of Lessee shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

          14.5  Abatement of Rent.  Any damage or destruction due to casualty
                -----------------
notwithstanding, this Lease shall remain in full force and effect but Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall abate during any period required for the applicable repair and restoration to the extent the Facility is Unsuitable for its Primary Intended Use (unless such damage was caused by Lessee's negligence or wilful misconduct and then only to the extent such rental payments and charges are not paid to Lessor from proceeds of insurance).

          14.6  Damage Near End of Term.  Notwithstanding any provisions of
                -----------------------
Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Facility rendering it Unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then Lessee shall have the right to terminate this Lease by giving Notice to Lessor within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five (5) days after the date of such notice and the parties shall have no further liabilities or obligations hereunder, except as expressly stated in this Lease to survive such termination.


                                  ARTICLE XV
                                  ----------

          15.1  Definitions.
                -----------

          (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

          15.2  Parties' Rights and Obligations.  If during the Term there is
                -------------------------------
any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV, subject to the provisions of any Mortgage.

          15.3  Total Taking.  If title to the fee of the whole of the Leased
                ------------
Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of the Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, then either Lessee or Lessor shall have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Participating Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee and Lessor shall promptly pay the other any amounts due thereby.

          15.4  Allocation of Award.  The total Award made with respect to the
                -------------------
Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective cost. Neither Lessor nor Lessee shall initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to the other, except that Lessor and Lessee shall equitably apportion their respective Awards to the extent that they can not comply with the provisions of this Section.

          15.5  Partial Taking.  If title to less than the whole of the Leased
                --------------
Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in
Section 15.3, Lessee at its cost shall with all reasonable dispatch, but only to the extent of any condemnation awards made available to Lessee and other sums advanced by Lessor pursuant to the next sentence, restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. If the condemnation awards are not adequate to restore the Facility as aforesaid, each of the Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any Other Leases for Other Properties then in effect between Lessor and Lessee, by giving Notice to the other; provided, however, that if such termination is by Lessee, Lessor shall have the right, in Lessor's sole discretion, to keep this Lease in full force and effect by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the condemnation awards. Lessor shall in good faith seek a fair and equitable allocation of any Award among restoration, taken Leasehold Improvements and other elements. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost. In the event of a partial taking after which this Lease shall not be terminated, the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, or the revenues affected by such partial taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial taking, the matter may be submitted by either party to arbitration in accordance with Section 40.1 below for resolution.

          15.6  Temporary Taking.  If the whole or any part of the Leased
                ----------------
Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Base Rent and Additional Charges, but only to the extent of the net (i.e. after deduction of all costs, expenses, and other obligations attendant to such Condemnation have been paid) Award made to Lessee for such Condemnation allocable to the term of this Lease. In addition, to the extent of the remaining balance, if any, of the net Award made for such Condemnation allowable to the term of this Lease (after payment of Base Rent and Additional Charges), Lessee shall pay Participating Rent at a rate equal to the average Participating Rent during the last three preceding Lease Years (or if three Lease Years shall not have elapsed, the average during the preceding Lease Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, to the extent that its Award is sufficient therefor and subject to Lessor's contribution as set forth below, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall, having sought a fair and equitable allocation as provided in Section 15.5 above, contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any.

                                  ARTICLE XVI
                                  -----------

          16.1  Events of Default.  Any one or more of the following events
                -----------------
shall constitute an Event of Default hereunder:

          (a) if Lessee fails to make any payment of Base Rent, Participating Rent or Additional Charges within ten (10) days after receipt by the Lessee of Notice from Lessor that the same has become due and payable; or

          (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not curable, or if curable is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure is curable but cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if (i) Lessee, within such 30 day period, proceeds with due diligence to commence to cure the failure and thereafter diligently completes the curing thereof within 180 days, and (ii) the failure does not result in a notice or declaration of default under any material contract or agreement to which Lessor, the Company, or any Affiliate of either of them is a party or by which any of their assets are bound; or

          (c) if Lessee shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, (v) be adjudicated insolvent or (vi) take corporate action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Lessee, or if any petition for any such relief shall be filed against Lessee and such order or petition shall not be rescinded or dismissed within 120 days; or

          (d) if Lessee is liquidated or dissolved, or commences proceedings toward such liquidation or dissolution, or, in any manner, ceases to do business or permits the sale or divestiture of all or substantially all of its assets; or

          (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any Proceeding, except (i) where Lessee is contesting and is diligently prosecuting the contest of such lien or attachment in good faith in accordance with the terms of this Agreement, (ii) the transfer of the ownership interest of the Lessee in the case of a merger, consolidation or sale of all of the assets of Prime Hospitality Corp., subject to the provisions of
Section 36.1, and ; or (iii) as otherwise expressly permitted in this Agreement.

          (f) if, except as a result of and to the extent required by damage, destruction, Condemnation or Unavoidable Delay, Lessee voluntarily ceases operations on the Leased Property for a period in excess of three (3) days; or

          (g) if notice of a default or an event of default has been given by the franchisor under the Franchise Agreement with respect to the Facility on the Leased Property as a result of any action or failure to act by the Lessee or any Person with whom the Lessee contracts for management services approved by Lessor at the Facility (including any Manager) which default or event of default is not cured within applicable cure periods and does not arise from Lessor's breach of any of its obligations under this Lease which are required to maintain the Franchise Agreement in effect; provided that if Lessee is in good faith disputing an assertion of default by the franchisor or is proceeding diligently to cure such default, there shall be no default or event of default pursuant to this subsection (g) for such reasonable period of time as Lessee continues to dispute in good faith or diligently proceeds to cure and so long as the Facility continues to be operated under the Franchise Agreement.

          (h) if an Event of Default occurs under any of the Other Leases.

          An Event of Default under this Section 16.1 shall constitute an Event of Default hereunder and under all of the Other Leases.

          No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (b) during any time the curing of a failure described in clause (b) is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee proceeds to remedy such failure as provided in clause (b) without further delay.

          If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

          16.2  Remedies.  Upon the occurrence  of an Event of Default, Lessor
                --------
shall have the right, at Lessor's option, to elect to do any one or more of the following without further notice or demand to Lessee: (a) terminate this Lease, in which event Lessee shall immediately surrender the Leased Property and the Inventory to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and the Inventory and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor, to the extent permitted by applicable law; and Lessee shall, and hereby agrees to, indemnify Lessor for all loss and damage which Lessor suffers by reason of such termination, including without limitation, damages in an amount equal to the total of (1) the reasonable costs of recovering the Leased Property and the Inventory in the event that Lessee does not promptly surrender the same, and all other reasonable expenses incurred by Lessor in connection with Lessee's default, including without limitation the following: (i) expenses for cleaning, repairing or restoring the Leased Property; (ii) expenses for removing, transporting, and storing any of Lessee's property left at the Leased Property (although Lessor shall have no obligation to remove, transport, or store any such property); (iii) expenses of reletting the Leased Property including without limitation, brokerage commissions and reasonable attorneys' fees; (iv) reasonable attorneys' fees and court costs; and (v) costs of carrying the Leased Property such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any); (2) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (3) the worth at the time of award of the amount by which the Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (4) the worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and
(5) all other sums of money and damages owing by Lessee to Lessor; or (b) enter upon and take possession of the Leased Property without terminating this Lease and without being liable to prosecution or any claim for damages therefor, to the extent permitted by applicable law, and, if Lessor elects, relet the Leased Property on such terms as Lessor deems advisable, in which event Lessee shall pay to Lessor on demand the reasonable cost of repossessing the Leased Property and any deficiency between the Rent payable hereunder (including Participating Rent as determined below) and the rent paid under such reletting;

provided, however, that Lessee shall not be entitled to any excess payments received by Lessor from such reletting. Lessor's failure to relet the Leased Property shall not release or affect Lessee's liability for Rent or for damages; or (c) enter the Leased Property without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and maintain the Leased Property and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any expense which Lessor incurs in thus effecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto. Notwithstanding anything herein to the contrary, Lessee shall not be liable to Lessor for consequential, punitive or exemplary damages.

          The rights granted to Lessor in this Section 16.2 shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Lessor by reason of any Event of Default under this Lease.

          Participating Rent for the purposes of this Section 16.2 shall be a sum equal to (i) the average of the annual amounts of the Participating Rent for the three 12-month Lease Years immediately preceding the Lease Year in which the termination, re-entry or repossession takes place, or (ii) if three 12-month Lease Years shall not have elapsed, the average of the Participating Rent during the preceding 12-month Lease Years during which the Lease was in effect, or
(iii) if one 12-month Lease Year has not elapsed, the amount derived by annualizing the Participating Rent from the effective date of this Lease.

          16.3  [Intentionally omitted.]

          16.4  Waiver.  Lessee waives, to the extent permitted by applicable
                ------
law, any rights of redemption available to Lessee upon the occurrence of an Event of Default. Each party waives, to the extent permitted by applicable law, any right to a trial by jury in any proceedings brought by either party to enforce the provisions of this Lease, including, without limitation, proceedings to enforce the remedies set forth in this Article XVI. Lessee waives, to the extent permitted by applicable law, the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt, and Lessor waives, to the extent permitted by applicable law, any right to assert an "alter ego" of Lessee or its partners or to "pierce the corporate veil" of Lessee or its partners other than to the extent funds shall have been inappropriately paid following a default resulting in an Event of Default to any Person directly or indirectly having an ownership interest in Lessee.

          16.5  Application of Funds.  Any payments received by Lessor under
                --------------------
any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.


                                 ARTICLE XVII
                                 ------------

          Lessor's Right to Cure Lessee's Default.  If Lessee fails to make any
          ----------------------------------------
payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods, if any, provided in Section 16.1, Lessor, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon Notice to Lessee make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.


                                 ARTICLE XVIII
                                 -------------

          18.1  Personal Property Limitation.  Anything contained in this Lease
                ----------------------------
to the contrary notwithstanding, the average of the adjusted tax bases of the items of Lessor's personal property that are leased to the Lessee under this Lease at the beginning and at the end of any Lease Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Lease Year (the "Personal Property Limitation"). Lessor and Lessee shall at all times cooperate in good faith and use their best efforts to permit Lessor to comply with the Personal Property Limitation, which compliance may include, by way of example only and not by way of limitation, the purchase by Lessee at Fair Market Value of personal property in excess of the Personal Property Limitation and an equitable reduction of the Rent payable by Lessee. All such compliance shall be effected in a manner which has no material net economic detriment to Lessee and will not jeopardize the Company's status as a real estate investment trust under the applicable provisions of the Code. This Section 18.1 is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

          18.2  Sublease Rent Limitation.  Anything contained in this Lease to
                ------------------------
the contrary notwithstanding, Lessee shall not sublet the Leased Property or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or any similar or successor provision thereto.

          18.3  Sublease Lessee Limitation.  Anything contained in this Lease
                --------------------------
to the contrary notwithstanding, Lessee shall not sublease the Leased Property to, or enter into any similar arrangement with, any Person in which the Company owns, directly or indirectly, a 10% or more interest, within the meaning of
Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

          18.4  Lessee Ownership Limitation.  Anything contained in this Lease
                ---------------------------
to the contrary notwithstanding, Lessor shall not take, or permit an Affiliate of Lessor to take, any action that would cause the Company to own, directly or indirectly, a 10% or more interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, including applicable attribution rules provide in Sections 856(d) and 318(a) of the Code, or any similar or successor provision thereto. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not take, or permit an Affiliate of Lessee to take, any action that would cause the Company to own, directly or indirectly, a 10% or more interest in the Lessee within the meaning of Section 856(d)(2)(B) of the Code, including applicable attribution rules provide in Sections 856(d) and 318(a) of the Code, or any similar or successor provision thereto.

          18.5  Lessee Net Worth.  At all times during the Term of this Lease,
                ----------------
Lessee shall maintain a Net Worth equal to or greater than the following: (i) from the Commencement Date through December 31, 1998, $3,400,000, and (ii) from January 1, 1999 through the end of the Term, an amount equal to seventeen and one-half percent (17.5%) of the Rent paid or payable under this Lease and the Other Leases on account of the prior Lease

Year. Such Net Worth shall be in the form of cash or marketable securities or an irrevocable, unconditional letter of credit payable to Lessor (the "LC"),or any combination thereof. In the event that all or any portion of the foregoing Net Worth requirement is maintained by an LC, such LC shall be in a form reasonably acceptable to Lessor and Lessee and issued by a bank rated AA or better by a recognized financial institution rating service such as Moodys or Standard & Poor's and otherwise reasonably acceptable to Lessor. Lessee shall deposit any LC with an escrow agent reasonably acceptable to Lessor and Lessee (the "Escrow Agent") pursuant to an escrow agreement reasonably acceptable to Lessor and Lessee (the "Escrow Agreement"). The LC shall permit partial draws. The Escrow Agreement shall provide, among other things, (i) that the Escrow Agent shall release the LC to Lessor or a partial draw, as applicable, at such time as Lessor has obtained a final non-appealable judgment against Lessee for an amount certain, (ii) that the Escrow Agent shall notify the parties to the Escrow Agreement not less than thirty (30) nor more than sixty (60) days prior to the expiration of the LC of the scheduled expiration date of the LC, (iii) that if an extension of the LC or a replacement LC with an expiration date not less than one (1) year after the expiration date of the existing LC is not delivered to Escrow Agent within ten (10) business days prior to the expiration date of the existing LC, the existing LC shall be drawn down by Escrow Agent and the proceeds received therefrom held in escrow pursuant to the Escrow Agreement,
(iv) that the amount of the LC shall be increased or decreased in accordance with the Net Worth requirements of this Section 18.5, and (v) such other reasonable terms and provisions as to which the parties shall agree in good faith. Upon the execution of a New Management Agreement (as defined in Section 36.1) pursuant to Section 36.1 of this Lease, Lessee's Net Worth requirement may be satisfied by way of a demand note from Prime Hospitality Corp in the required amount payable upon an unsatisfied final non-appealable judgement and in such case, Escrow Agent shall release the LC to Lessee promptly upon receipt by Escrow Agent of evidence of such demand note. ***[FOR LEASES IN WHICH MAHWAH HOLDING CORP. OR FAIRFIELD HOLDING CORP. IS THE LESSEE. Notwithstanding the foregoing, Lessee's Net Worth requirements under this Section 18.5 will be satisfied by delivering to Lessor a guaranty of the Lessee's obligations hereunder in the form attached hereto(the "Guaranty") made by its Affiliate, Clifton Holding Corp.("Clifton"), provided Clifton has satisfied such Net Worth requirements. Any LC posted by Clifton pursuant to the provisions of the Other Leases to which it is a party shall also secure Clifton's obligations under any such Guaranty.

          18.6  No Other Business.  It is a material inducement to Lessor that
                -----------------
Lessee covenant and agree, and Lessee hereby covenants and agrees, that at all times during the Term of this

Lease, Lessee will not engage, participate in, or otherwise enter into any business of any kind, nature or description, individually or with others, other than the leasing and operation of the Leased Property and the Other Properties.


                                  ARTICLE XIX
                                  -----------

          Holding Over.  If Lessee for any reason remains in possession of the
          ------------
Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Participating Rent payable with respect to the last Lease Year of the Term, (b) all Additional Charges accruing during the applicable month and
(c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                  ARTICLE XX
                                  ----------

          Indemnification.  Lessee will protect, indemnify, hold harmless and
          ---------------
defend Lessor Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) to the extent permitted by law, EXCLUDING THOSE RESULTING FROM A LESSOR INDEMNIFIED PARTY'S NEGLIGENCE OR WILLFUL MISCONDUCT, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the Term, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of

Condemnation proceedings and save and except any capital improvements mandated by law which shall be the responsibility of Lessor), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease on the part of Lessee to be performed or complied with, and (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

          Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the negligence or willful misconduct of a Lessor Indemnified Party arising in connection with this Lease or (b) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease or (c) any events occurring subsequent to the expiration or earlier termination of this Lease.

          Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Any such amounts shall be reduced by insurance proceeds received and any other recovery (net of costs) obtained by the Indemnified Party. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own negligent acts or omissions or willful misconduct.

          Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.


                                  ARTICLE XXI
                                  -----------

          21.1  Subletting and Assignment.  Subject to the provisions of
                -------------------------
Article XVIII, Section 21.2 and any other express consents, conditions, limitations or other provisions set forth herein, Lessee shall not, either directly or indirectly, assign this Lease or hereafter sublease all or any part of the Leased Property, or mortgage, pledge or encumber this Lease, or the Lessee's leasehold estate in and to the Land or the Leased Improvements or any portion thereof, without first obtaining the prior written consent of Lessor, which consent may be granted or withheld in Lessor's sole and absolute discretion. Notwithstanding the foregoing consents, Lessor's consent shall not be unreasonably withheld for any sublease of a retail portion (excluding a restaurant portion) of the Leased Improvements provided that (i) the annual rent to be derived from such sublease does not equal or exceed 5% of Gross Revenues for the preceding Lease Year, and (ii) in Lessor's judgment reasonably exercised, such sublease will not materially and adversely change the character of the Facility. For the purposes of the foregoing, the transfer of a majority equity interest in Lessee or the transfer of control of Lessee shall be deemed an assignment of this Lease. In the case of a permitted subletting, the sublease shall comply with the provisions of Section 21.2, and in the case of a permitted assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of any such sublease or assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor. Notwithstanding anything contained in this Lease to the contrary, Lessee shall not enter into any sublease which sublease would have the effect of producing income for the Lessor that is not "rents from real property" as such term is defined in Section 856(d) of the Code.

          21.2  Attornment.  Lessee shall insert in each future sublease
                ----------
permitted under Section 21.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.


                                 ARTICLE XXII
                                 ------------

          Officer's Certificates; Financial Statements; Lessor's Estoppel
          ---------------------------------------------------------------
Certificates and Covenants.
---------------------------

          (a) At any time and from time to time upon not less than 10 days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender, any underwriter and any prospective purchaser of the Leased Property.

          (b) Lessee will furnish the following statements and operating information to Lessor:

              (1) the most recent Consolidated Financials of Lessee within 20 days after each quarter of any fiscal year (or, in the case of the final quarter in any fiscal year, the most recent audited Consolidated Financial of Lessee within 45 days);

              (2) with reasonable promptness, such other information respecting the financial condition, operations and affairs of Lessee and the Leased Property (A) as Lessor or the Company may be required or may deem desirable in its reasonable discretion to file with or provide to the SEC or any other governmental agency or any other Person, all in the form, and either audited or unaudited, as Lessor may request in Lessor's reasonable discretion and all to be prepared at Lessor's expense to the extent that such information is not otherwise maintained by Lessee in the normal course of its business.

              (3) on the second business day after the 7th 14th, 21st and the last day of each month a weekly report of revenues, by department for the then current month which shall compare actual revenues to the prior year period. Such weekly revenue report shall contain the adjusted daily rate, occupancy, RevPAR, the total Food and Beverage Sales and Room Revenues of the Leased Property. Such weekly revenue report shall also contain the revenue budget for the month and a new revenue forecast for the month. Such forecast shall be updated with the weekly revenue report due on the second business day after the

14th of the month. In addition, Lessee will inform Lessor of any material changes to the revenue budget for the two months immediately following the then current month.

              (4) on the tenth (10th) day of each month, a monthly lease calculation of the then current month, prepared in the format required by Lessor and forwarded to Lessor via e-mail or facsimile, reflecting the revenues at the Facility, by department, and the actual lease calculation for the month and year to date.

              (5) on the tenth (10th) Business Day of each month, complete financial reporting statements shall be forwarded to Lessor. The financial reporting statements shall include, but shall not be limited to, an income statement, balance sheet and statistical reports.

              (6) on the 20th day of each month, a balance sheet, and detailed profit and loss and cash flow statements showing the financial position of the Facility as at the end of the preceding month (including the average daily rate and occupancy of the Facility), and the results of operation of the Facility for such preceding month and the Lease Year to date (including a comparison to the Operating Budget as approved); and

              (7) at the end of each of March, June and September of each year, Lessee shall engage Coopers & Lybrand or other nationally recognized accounting firm, approved by Lessor, at Lessor's expense, to review the revenues of the Facility and the monthly Lease calculations. Such review shall be completed by the 20th day following the end of each of March, June and September of each year and Lessee shall cause such auditor's to provide Lessor with a letter stating that the review has been completed and such letter shall also state whether any material errors were found and the nature of such errors. The quarterly operating statements reviewed at such dates prepared by the Manager, shall be accompanied by explanations of any variances, which explanations shall be in a form suitable for use in the Security Exchange Commission ("SEC") required disclosure analysis.

              (8) in January of each year, Lessee shall engage Coopers & Lybrand or other nationally recognized accounting firm, approved by Lessor, at Lessor's expense, to review the revenues of the Facility and the monthly Lease calculations. Such review shall be completed by the 20th day of January of each year and Lessee shall cause such auditor's to provide Lessor with a letter stating that the review has been completed and such letter shall also state whether any material errors were found and the nature of such errors. A complete audit financial package must be provided to Lessor by the tenth (10th) Business day of February of each year. The quarterly operating statement reviewed at such date, prepared by Manager, shall be accompanied by explanations of any variances, which explanations shall be in a form suitable for use in the SEC required disclosure analysis.

              (9) within ten (10) days of Lessee's receipt thereof, any inspection reports or notices of default received from the franchisor under the Franchise Agreement.

          (c) Lessee shall at all times during the term of this Lease, at no cost or expense to Lessee, cooperate with Lessor's accountants and provide them with access to all financial and other information relating to Lessee and the Leased Property, and access to Lessee's accountants, work papers and to otherwise assist in minimizing the cost of the audit, sufficient to enable the Company to prepare audited financial statements in conformity with Regulation S-X of the SEC and to enable the Company to satisfy its reporting obligations under the Securities Exchange Act of 1934, as amended, or to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of the Company and/or its Affiliates and Lessee shall execute any representation letters reasonably requested by Lessor's accountants in connection with the foregoing.

          (d) At any time and from time to time upon not less than 10 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this section may be relied upon by Lessee, any lender, any underwriter and any purchaser of the assets of Lessee.


                                 ARTICLE XXIII
                                 -------------

          Lessor's Right to Inspect.  Lessee shall permit Lessor and its
          -------------------------
authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee. In conducting such inspections Lessor shall not unreasonably interfere with the conduct of Lessee's business. Lessee will provide customary gratuitous accommodations, services and amenities at the Leased Property to Lessor and its authorized representatives in connection with such inspections.

                                 ARTICLE XXIV
                                 ------------

          No Waiver.  No failure by Lessor or Lessee to insist upon the strict
          ---------
performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                  ARTICLE XXV
                                  -----------

          Remedies Cumulative.  To the extent permitted by law but subject to
          -------------------
Article XXXIX and any other provisions of this Lease expressly limiting the rights, powers and remedies of either Lessor or Lessee, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


                                 ARTICLE XXVI
                                 ------------

          Acceptance of Surrender.  No surrender to Lessor of this Lease or of
          -----------------------
the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                 ARTICLE XXVII
                                 -------------

          No Merger of Title.  There shall be no merger of this Lease or of the
          ------------------
leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                ARTICLE XXVIII
                                --------------

          28.1  Conveyance by Lessor.  Lessor shall have the unrestricted
                --------------------
right to mortgage or otherwise convey the Leased Property to a Holder. If Lessor conveys the Leased Property in accordance with the terms hereof other than to a Holder, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner. If Lessee is not reasonably satisfied that the new owner is a capable, reliable and qualified Person of good reputation and character, Lessee may terminate this Lease upon sixty (60) days' Notice to Lessor given within thirty (30) days after Lessee receives Notice of such conveyance. Notwithstanding any of the foregoing to the contrary, Lessor shall not, without the prior written consent of Lessee, convey the Leased Property to anyone other than a Subsidiary of Lessor or a Holder during the No Sale Period.

          28.2  Other Interests.  Without the consent of Lessee, Lessor may
                ---------------
from time to time, directly or indirectly, create or otherwise cause to exist deeds to secure debt, deeds of trust, mortgages, heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"). This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any Mortgage, provided, however, that such subordination is conditioned upon delivery to Lessee of a subordination, nondisturbance and attornment agreement, in form and substance reasonably satisfactory to Lessee and Holder, which agreement shall provide, among other things, that, provided an Event of Default is not then continuing under this Lease, Lessee (i) shall be entitled to receive all Gross Revenues of the Facility, and (ii) shall not be disturbed in its possession of the Leased Property hereunder following a foreclosure of such Mortgage. In confirmation of such subordination Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof.
In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of this Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable.

          Lessee shall, upon the request of Lessor or any existing or future Holder, (i) provide Holder with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts and similar agreements reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute, or cause the Manager or other appropriate party to execute, such estoppel agreements and collateral assignments with respect to the Facility's liquor license and any of the other aforementioned agreements as Holder may reasonably request in connection with any such financing, provided that no such estoppel agreement or collateral assignment shall in any way affect the Term or affect adversely in any material respect any rights of Lessee under this Lease.

          No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of any of Lessee's obligations hereunder (including, without limitation, its obligation to pay Rent) or to terminate this Lease, shall result in a release or termination of such obligations of Lessee or a termination of this Lease unless, subject to the provisions of the next succeeding paragraph: (i) Lessee shall have first given written notice of Lessor's act or failure to act to the Holder, specifying the act or failure to act on the part of Lessor which would give basis to Lessee's rights; and (ii) the Holder, after receipt of such notice, shall have failed or refused to correct or cure the condition complained of within a reasonable time thereafter (in no event more than sixty (60) days), provided that such cure period shall include a reasonable time for such Holder to obtain possession of the Leased Property, if possession is reasonably necessary for the Holder to correct or cure the condition, or to foreclose such Mortgage, if the Holder notifies the Lessee of its intention to take possession of the Leased Property or to foreclosure such Mortgage commences necessary foreclosure actions within said sixty (60) days, unconditionally commits to correct or cure such condition, and diligently pursues such cure to completion. If such Holder is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessor from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, provided however, that the Lease shall continue to be in full force and effect, the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.

          Lessee shall deliver by notice delivered in the manner provided in
Article XXX to any Holder who gives Lessee written notice of its status as a Holder, at such Holder's address stated in the Holder's written notice or at such other address as the Holder may designate by later written notice to Lessee, a duplicate copy of any and all notices regarding any default which Lessee may from time to time give or serve upon Lessor pursuant to the provisions of this Lease. Copies of such notices given by Lessee to Lessor shall be delivered to such Holder simultaneously with delivery to Lessor. No such notice by Lessee to Lessor hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to such Holder.

          At any time, and from time to time, upon not less than ten (10) days' notice by a Holder to Lessee, Lessee shall deliver to such Holder an estoppel certificate certifying as to the information required in paragraph (a) of
Article XXII, and such other information as may be reasonably requested by such Holder. Any such certificate may be relied upon by such Holder.

          Lessee shall cooperate in all reasonable respects, and, as generally described in Section 33.2 of this Lease, with any transfer of the Leased Property to a Holder that succeeds to the interest of Lessor in the Leased Property (including, without limitation, in connection with the transfer of any franchise, license, lease, permit, contract, agreement, or similar item to such Holder or such Holder's designee necessary or appropriate to operate the Leased Property), provided that all costs and expenses associated with such transfer shall be the responsibility of Lessor or Holder, as they shall choose. Lessor and Lessee shall cooperate in (i) including in this Lease by suitable amendment from time to time any provision which may be requested by any proposed lender, or may otherwise be reasonably necessary, to implement the provisions of this Article and (ii) entering into any further agreement with or at the request of any Holder which may be reasonably requested or required by such Holder in furtherance or confirmation of the provisions of this Article; provided, however, that any such amendment or agreement shall not in any way affect the Term nor affect adversely in any material respect any rights of Lessor or Lessee under this Lease.

          Lessee acknowledges and agrees that Lessor may assign to a Holder, as further security for the obligations secured by its Mortgage, the rights, titles and interests assigned to Lessor by Lessee as security for this Lease, pursuant to Article XXXII.


                                 ARTICLE  XXIX
                                 -------------

          Quiet Enjoyment.  So long as Lessee pays all Rent as the same becomes
          ---------------
due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace and/or cure periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor and not claiming by, through or under Lessee, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.


                                  ARTICLE XXX
                                  -----------

          Notices.  All notices, demands, requests, consents approvals and other
          -------
communications ("Notice" or "Notices") hereunder shall be in writing and shall be delivered by express mail, overnight courier or commercial overnight mail service, or registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  (i)  if to Lessor at:

                       5605 MacArthur Blvd.
                       Suite 1200
                       Irving, Texas 75038

                       Attention:  Steven D. Jorns and
                                   Bruce G. Wiles

                 (ii)  if to Lessee at:

                       700 Route 46 East
                       P.O. Box 2700
                       Fairfield, New Jersey 07007

                       Attention: General Counsel

or to such other address or addresses as either party may hereafter designate. Notice given by express mail, overnight courier or overnight mail service shall be effective on the day of timely delivery of such Notice to such company, and Notice given by registered or certified mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by registered or certified mail shall be extended five days.

                                 ARTICLE XXXI
                                 ------------

          Appraisers.  If it becomes necessary to determine the fair market
          ----------
value or fair market rental of the Leased Property for any purpose of this Lease, then, except as otherwise expressly provided in this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State appraising property similar to the Leased Property, shall, within 10 days after the date of the Notice appointing the second appraiser, proceed to appraise the Leased Property to determine the fair market value or fair market rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the fair market value or fair market rental shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 10 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 10 days or within 60 days of the original request for a determination of fair market value or fair market rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within 30 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                 ARTICLE XXXII
                                 -------------

          Security - Assignment of Agreements.  As security for Lessee's
          -----------------------------------
performance of the terms and provisions of this Lease, Lessee shall, to the extent permitted by law and which will not result in a default under the Franchise Agreement, assign to Lessor and grant to Lessor a perfected first lien security interest in all interests, agreements, contracts and other assets of Lessee related to the Leased Property including, without limitation, (i) all management, franchise, concession and license agreements (including the management or agency agreement with Manager, if any, and the Franchise Agreement, (ii) all of Lessee's right, title and interest in and to the rents, issues, profits, revenues, rights and benefits from the Leased Property and all leases affecting the Leased Property and the guaranties thereof and security deposits thereunder, and (iii) all of Lessee's right, title and interest in and to funds on deposit, accounts receivable, and income and revenues generated by the Leased Property or arising from the use or enjoyment of the Leased Property. The aforesaid assignments shall be by such instruments as Lessor may reasonably request.


                                 ARTICLE  XXXIII
                                 ---------------

          33.1  Miscellaneous.  Anything contained in this Lease to the
                -------------
contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at and limited to the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules. Lessor shall not become or be deemed a partner or joint venturer with Lessee by reason of the provisions of this Lease.

          33.2  Transition Procedures.  Upon the expiration or termination of
                ---------------------
the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 33.2 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the Facility. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

          (a)  Transfer of Licenses.  Upon the expiration or earlier termination
               --------------------
of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for all Licenses, including Lessee continuing to operate the liquor operations under its licenses (in which case Lessor hereby agrees to indemnify and hold Lessee harmless as a result thereof, except for the negligence or willful misconduct of Lessee); provided, in either case, that the costs and expense of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

          (b)  Leases and Concessions.  Lessee shall assign to Lessor or
               ----------------------
Lessor's nominee simultaneously with the termination of this Agreement, and the assignee shall assume, all leases, contracts, concessions agreements and agreements in effect with respect to the Facility then in Lessee's name; provided, however, that Lessor need not assume any contract whose term will expire more than one year after the date of the assignment by Lessee unless (i) Lessor has previously consented to the provisions of such contract (which consent shall not be unreasonably withheld), or (ii) this Agreement shall have been terminated by Lessor pursuant to the provisions of Article XXXVI.

          (c)  Books and Records.  To the extent that Lessor has not already
               -----------------
made or received copies thereof, all books and records (including computer records) for the Facility kept by Lessee pursuant to Section 3.6 shall be promptly made available to Lessor or Lessor's nominee for photocopying or other duplication.

          (d)  Receivables and Payables, etc.  Lessee shall be entitled to
               ------------------------------
retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all operating expenses of the Facility and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all operating expenses of the Facility accruing after the termination date, and any such operating expenses relating to periods both prior to and after the termination date shall be prorated. Lessee shall surrender the Leased Property with the amount of Inventory required by Section 6.2(b), or otherwise pay Lessor for the amount of the Inventory Deficiency as provided in that Section.

          (e)  Hotel Employees.  Upon the expiration or termination of this
               ----------------
Lease, Lessee shall pay or cause to be paid, with respect to all of the employees working at the Facility (the "Hotel Employees"), all sums due or payable to them, for the period up to an including the termination date, all accrued (whether or not earned) wages, salaries, bonuses, vacation, sick, bereavement, personal and other similar days or benefits, workers' compensation, welfare benefits, deferred compensation, savings, pension, profit-sharing, 401K and other retirement plan payments, and similar payments, reimbursements or benefits, and Lessee expressly indemnifies Lessor and any successor employer of any or all of the Hotel Employees from and against any and all liability therefor.

          33.3  Standard of Discretion.  In any provision of this Lease
                ----------------------
requiring or permitting the exercise by Lessor or Lessee of such party's approval, election, decision, consent, judgment, determination or words of similar import (collectively, an "Approval"), such Approval may, unless otherwise expressly specified in such provision, be given or withheld in such party's reasonable discretion. Any Approval which by the terms of this Lease may not be unreasonably withheld shall also not be unreasonably delayed.

          33.4  Action for Damages.  In any suit or other claim brought by
                ------------------
either party seeking damages against the other party for breach of its obligations under this Lease, the party against whom such claim is made shall be liable to the other party only for actual damages and not for consequential, punitive or exemplary damages.

          33.5  Limitation on Liability.  Notwithstanding any provision to
                -----------------------
the contrary contained in this Lease, none of the directors, officers, shareholders, partners, employees or agents of Lessee or Lessor shall have any personal liability with respect to this Lease and the matters covered by this Lease.

          33.6 ***[FOR CROSSROADS, MAHWAH, NEW JERSEY ONLY Condominium
                   ---------------------------------------------------
Association Voting Rights.  It is agreed and understood that Lessor or any
-------------------------
Person representing Lessor on the Board of Trustees of the Crossroads Condominium Association, Inc.

shall at all times vote in a manner it deems appropriate and consistent with Lessor's interest in the Leased Property, provided that Lessee shall have the right to pre-approve the vote of Lessor or its representative, as applicable, which pre-approval shall not be unreasonably withheld or delayed, with respect to any assessments being considered by said Board of Trustees for items of an extraordinary nature which would materially impact the Lessee's obligations to operate and maintain the Leased Property under this Lease.]***


                                ARTICLE  XXXIV
                                --------------

          Memorandum of Lease.  Lessor and Lessee shall promptly upon the
          -------------------
request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. The party requesting the short form memorandum shall pay all costs and expenses of recording such memorandum of this Lease.


                                 ARTICLE XXXV
                                 ------------

                           [Intentionally omitted.]


                                 ARTICLE XXXVI
                                 -------------

          36.1  Option to Terminate Lease - Appointment of Manager.  (a)
                --------------------------------------------------
Lessor may terminate this Lease for any reason or no reason, in its sole and absolute discretion, by giving not less than 60 days prior Notice to Lessee of Lessor's election to terminate this Lease; provided that such termination shall not occur prior to the earlier of (i) the third (3rd) anniversary of the date of this Agreement or (ii) December 31, 2000. In addition, in the event that there is a change of control (as defined below) in Lessee or Manager at any time, Lessor shall have the right to terminate this Lease on not less than 60 days Notice to Lessee. Effective as of the date set forth in any such Notice (which date shall not be less than 60 days after the giving of such Notice), this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease, and all Rent shall be adjusted as of the termination date. Notwithstanding the foregoing, in the event Lessee shall receive Notice from Lessor of an election to terminate this Lease pursuant to this Section 36.1, Lessee shall have the right to keep this Lease in full force and effect by appointing American General Hospitality, Inc ("AGHI") as the Manager of the Leased Property and (prior to the stated termination date) entering into a New Management Agreement with AGHI, for the remainder of the Term of this Lease, commencing on the termination date set forth in such Notice. In the event that AGHI refuses or is otherwise unwilling to accept such appointment, Lessee shall then have the right to keep this Lease in full force and effect by appointing as Manager of the Leased Property any experienced hotel management company (which is not an Affiliate of Lessee), subject to Lessor's reasonable approval, and Lessee and such new Manager shall enter into a New Management Agreement on terms satisfactory to Lessor, Lessee and such new Manager by not later than the termination date set forth in Lessor's Notice of termination. Any New Management Agreement entered into pursuant to this Article XXXVI shall include, inter alia, an indemnification of Lessee against any and
         ----- ----
all liability, damage, cost, or expense (including reasonable attorneys' fees and disbursements) as a result of any claims arising from or related to the Leased Property or any contractual obligation related to the management, repair, maintenance or operation of the Leased Property from and after the commencement date thereof .

          Any New Management Agreement entered into pursuant to this Section
36.1 shall provide that as compensation for such management services, the new manager shall be entitled to a management fee equal to 95% of Lessee's Profit under this Lease (defined as Lessee's Gross Revenues minus (i) all expenses for which Lessee is liable under this Lease and (ii) all Rent). The new Manager shall pay all operating expenses at the Leased Property and shall remit the Rent and the balance of Lessee's Profit directly to Lessee. In the event that Lessee does not generate a Lessee's Profit, as defined above, no management fee will be paid to the new Manager. Upon transfer of the management of the Leased Property to the new Manager, the Franchise Agreement will be transferred to the new Manager, at no cost or expense to Lessee (other than Lessee's obligation to pay all charges incurred thereunder through the date of such transfer), and all of Lessee's obligations under the Lease will be assumed by the new Manager with the exception of Lessee's obligation to pay Rent under Section 3.1 and Lessee's obligation to maintain the Net Worth required under Section 18.5 hereof and except for this Article XXXVI and Article XXXVII hereof, Lessor and the new manager shall have the right to amend the terms of this Lease, including the Rent payable hereunder, in their sole discretion, and Lessee agrees to promptly execute any such amendment to this Lease pursuant to this Article XXXVI. The new Manager shall indemnify Lessee, in a form reasonably satisfactory to Lessee and such new Manager, from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees and disbursements) resulting from such Manager's failure to perform and observe all of the Lessee's obligations assumed by such new Manager. Without limiting the foregoing, Lessee may require that the new Manager maintain a Net Worth as required by Section 18.5 of this Lease as of the date hereof in cash, marketable securities or an LC (as defined in Section 18.5) or any combination thereof, as such Net Worth may be increased or decreased pursuant to such Section.

          For purposes of this Section, the term "change of control" shall mean:
(x) any merger or consolidation of Lessee or Manager or the parent of either of them (each an "Entity"), as the case may be, with or into any Person, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the beneficial ownership of Entity, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction any Person, is or becomes, directly or indirectly the beneficial owner of more than fifty percent (50%) of the shares of the total voting power of the Entity; or (y) any Person obtains the power to direct or cause the direction of the management policies of the Entity, whether through voting securities or by contract or otherwise.

          (b) As compensation for the transfer of management services or the early termination of this Lease under this Article XXXVI, as applicable, Lessor shall pay to Lessee an amount equal to (i) two and one-half (2.5) times the Lessee's Profit for the preceding 12 months, minus (ii) five percent (5%) of Lessee's Profit under this Lease estimated for the remainder of the Term of this Lease, discounted to present value using a discount rate equal to the Base Rate plus two (2%) percent.

          (c) In the event that AGHI (or if AGHI is unwilling to manage the Leased Property, such other new Manager designated by Lessee and approved by Lessor), enters into the New Management Agreement pursuant to the provisions of this Article XXXVI, the parties agree that, on and after the effective date of such New Management Agreement, Hotel Employees employed by Lessee or Manager immediately prior to the effective date will either be employed by the new manager, or the new manager will take such other action with respect to their employment, which may include notification of the prospective termination of their employment, so as, in any case, to insure that Lessee does not incur any liability pursuant to the WARN Act. Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or arising from the new manager's breach of this covenant, including, without limitation, any liability, costs and expenses arising out of asserted or actual violation of the requirements of the WARN Act. Further, the new manager shall assume all severance pay, accrued vacation or personal leave, COBRA and similar liabilities and obligations to the Hotel Employees, which Lessee and Manager shall or may incur in connection with the New Management Agreement, and Lessor hereby agrees to defend, indemnify and hold harmless Lessee and Manager from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or resulting from Lessor's breach of the foregoing covenant, including, without limitation, any liability, costs and expenses arising out of asserted or actual violation of the requirements of the COBRA legislation; provided, however, that Lessee or Manager shall pay to such Hotel Employees all sums due or payable to them for the period prior to the date of the commencement of the New Management Agreement as provided in Section 33.2 above. Upon Lessor's written request to Lessee, Lessee shall take all action prudent and proper as Lessee, to notify, advise and cooperate with Lessor in order to assist Lessor to comply with the WARN Act or COBRA legislation and to mitigate Lessor's expense or liability with respect to the WARN Act and COBRA legislation. In the event that a new Manager is appointed for the management of the Lease Property pursuant to this Section 36.1, Lessee shall be released from all obligations and liabilities accruing pursuant to this Lease from and after the date of such transfer of management, other than the obligation to pay Rent and the maintenance of Net Worth under Section 18.5 hereof, and Lessor acknowledges that, in enforcing its rights hereunder or in satisfaction of any judgment obtained for any matter other than non-payment of Rent or the maintenance of the Net Worth requirement, Lessor shall proceed solely against such new Manager and in no event shall proceed against Lessee, its directors, officers, shareholders, agents, employees or successors.

          (d) At any time during the Term of this Lease after the appointment of the new Manager, if Lessor notifies Lessee of a default hereunder, Lessee shall promptly terminate the New Management Agreement, appoint a replacement Manager and enter into a management agreement with such replacement Manager, all subject to Lessor's reasonable approval and all in accordance with the provisions and within the time periods set forth in this Article XXXVI. Notwithstanding the foregoing, during the period after the termination of the New Management Agreement but prior to the execution of the replacement management agreement, Lessee agrees to operate and manage the Leased Property in accordance with the terms of this Lease.


                                ARTICLE XXXVII
                                --------------

          37.1  Compliance with Franchise Agreement.  To the extent any of
                -----------------------------------
the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under the provisions of the Franchise Agreement, except to the extent that Lessee is prevented from complying with the Franchise Agreement because of Lessor's acts such as its breach of its obligations pursuant to Article XXXVIII. In the event Lessor's failure to fund any Capital Expenditure and/or to fulfill any PIP requirements of the franchisor under the Franchise Agreement, required to comply with the Franchise Agreement shall result in a termination thereof, Lessee shall not be deemed in default hereunder and Lessor shall pay all termination fees and penalties incurred in connection therewith. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Agreement. Lessee shall not terminate or enter into any modification of the Franchise Agreement without in each instance first obtaining Lessor's written consent. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary (in the sole determination of Lessor) to obtain, at Lessor's sole cost and expense, a franchise extension or modification or a new franchise for the Leased Property, and in any transfer, at Lessor's sole cost and expense, of the Franchise Agreement to Lessor or any Affiliate thereof or any other successor to Lessee upon the termination of this Lease. Notwithstanding anything contained in this Article XXXVII, at any time after the Commencement Date, Lessor may, in Lessor's sole and absolute discretion, terminate (or direct Lessee to terminate) the Franchise Agreement and enter (or direct Lessee to enter) into a new franchise for the Leased Property, provided that Lessor shall pay all termination fees and penalties including, but not limited to, liquidated damages, if any, arising from or related to such termination and any application fees, costs or expenses payable in connection with any new franchise of the Leased Property obtained by Lessor.

          37.2  FOR CROWNE PLAZA LAS VEGAS ONLY Compliance with Management
                                                --------------------------
Agreement.  Lessee shall comply with the provisions of the Management Agreement
---------
with Manager so as to avoid any default thereunder during the term of this Agreement, except to the extent that Lessee is prevented from complying with such Management Agreement because of Lessor's acts such as its breach of its obligations pursuant to Article XXXVIII. Lessee shall not terminate the Management Agreement without first obtaining Lessor's written consent. Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a modification of such Management Agreement.


                                ARTICLE XXXVIII
                                ---------------

          38.1  Capital Expenditures.
                --------------------

          (a) Lessor shall be obligated to set up and maintain a reserve (the "Capital Expenditures Reserve") in an amount equal to 4% of Gross Revenues from the Facility during each Lease Year for Capital Expenditures at the Facility and/or the Other Properties during such Lease Year. Upon written request by

Lessee to Lessor stating the specific use to be made and subject to the reasonable approval thereof by Lessor, such funds shall be made available by Lessor for Capital Expenditures set forth in the Capital Budget; provided, however, that no Capital Expenditures shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation to fund the Capital Expenditures Reserve shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

          (b) Lessor's obligation for Capital Expenditures and for compliance with the provisions of this Lease which may require the availability of funds for Capital Improvements shall be limited to amounts available in the Capital Expenditures Reserve and such additional amounts as Lessor may agree to make available to Lessee in Lessor's sole discretion; provided, however, that if additional Capital Expenditures are required to meet Emergency Situations, Lessor shall make such amounts available to Lessee and receive a pro rata credit therefor against amounts which Lessor is obligated to contribute to the Capital Expenditures Reserve during the ensuing five (5) Lease Years. No arbitration resulting from the failure of Lessor and Lessee to agree on the Capital Budget shall increase Lessor's obligation for Capital Expenditures beyond the amount set forth in the immediately preceding sentence. In the event there is a Capital Improvement in the Capital Budget which exceeds the amounts Lessor is obligated to provide under this Article XXXVIII and Lessor declines to make such Capital Improvement, if Lessee shall disagree with such decision, the matter may be submitted to arbitration pursuant to Section 40.2 hereof. To the extent that Lessee's obligations under this Lease (including, without limitation, the obligations set forth in Sections 7.2, 8.1 and 9.1 and in Article XXXVII) are dependent upon the availability of amounts for Capital Expenditures which exceed the amounts that Lessor is obligated to provide pursuant to this Article XXXVIII, such obligations of Lessee shall be correspondingly diminished.

          (c) Prior to the final three (3) Lease Years of the Term, the implementation of all Capital Improvements made pursuant to the requirements of the Capital Budget shall be subject to the approval of Lessor and Lessee. Such approval shall extend both to the plans and specifications (including matters of design and decor) and to the contracting and purchasing of all labor, services and materials. In the event that Lessor and Lessee are unable to agree on any aspect of the implementation of a Capital Improvement to be made pursuant to the Capital Budget prior to the final three (3) Lease Years, such matter shall be referred to arbitration as provided in Section 40.2. During the final three (3) Lease Years, Lessor shall have sole authority with regard to the implementation of all such Capital Improvements but shall consult Lessee in connection therewith.

          (d) If requested by Lessor, Lessee (or Manager, if Lessee so directs) shall be responsible for supervising the design, installation and construction of all Capital Improvements. Lessor shall reimburse Lessee for Lessee's (or Manager's) actual reasonable expenses incurred in performing these services, provided that any such reimbursement shall be in an approved Capital Budget, shall be paid as a Capital Expenditure and shall be subject to the limitations of the provisions of subsection (b)and Section 3.5(e) hereof. These reimbursements shall include a reasonable allocation (as determined in good faith by Lessee) of the salaries, bonuses, benefits, travel, and related expenses incurred by Lessee's (or Manager's) personnel in the performance of these services.

          38.2  Major Renovation.   If in any Lease Year during the Term of
                ----------------
this Lease, a renovation of the Facility is required, either pursuant to (i) the agreed upon Capital Budget, or (ii) as otherwise agreed to by Lessor, and the total cost of such renovation (including, but not limited to, any termination fees and penalties, including liquidated damages, if such renovation is incurred in connection with a change of the existing franchise), is or will be equal to or greater than eight percent (8%) of actual or projected Gross Revenues derived or to be derived from the Leased Property for such Lease Year (a "Major Renovation"), Lessor and Lessee hereby agree that the Rent payable under Section
3.1 hereof shall be adjusted, based upon the following formula: First, an amount equal to the sum of 4% of the actual Gross Revenues derived from the Leased Property for each Lease Year of the Term for the period commencing from January, 1998 to and including the then current Lease Year, based upon 4% of the actual or projected Gross Revenues for such Lease Year in which the Major Renovation shall occur (the "Cumulative Capital Expenditure Reserve") shall be compared to the total amount of Capital Expenditures actually paid by Lessor for the Leased Property during such period (the "Cumulative Capital Expenditures"). If the Cumulative Capital Expenditure Reserve exceeds the Cumulative Capital Expenditures, the excess amount shall be subtracted from the total cost of the Major Renovation, and the Rent shall be increased by an amount equal to 7% of the difference from and after the date on which such Major Renovation has been substantially completed (the "Completion Date"). If the Cumulative Capital Expenditures exceed the Cumulative Capital Expenditure Reserve, the excess amount shall be added to the total cost of the Major Renovation, and the Rent shall be increased by an amount equal to 7% of the sum from and after the Completion Date. In the event that Lessor and Lessee are unable to agree to the Rent adjustment or the Completion Date pursuant to this Section, after using good faith efforts to do so, the matter shall be submitted to arbitration under Section 40.2 hereof.


                                 ARTICLE XXIX
                                 ------------

          39.1  Lessor's Default.  It shall be a breach of this Lease if Lessor
                ----------------
fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed a breach if Lessor proceeds within such 30-day period, with due diligence, to commence to cure the failure and thereafter diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor does not cure any such failure within the applicable time period as aforesaid, Lessee may declare the existence of a "Lessor Default" by a second Notice to Lessor. Thereafter, subject to the provisions of the following paragraph, Lessee may forthwith cure the same. Except as otherwise expressly provided in this Lease or in the event of a constructive eviction by Lessor, Lessee shall have no right to terminate this Lease for any Lessor Default and no right, for any such Lessor Default, to offset or counterclaim against any Rent or other charges due hereunder.

          If Lessor shall in good faith dispute the occurrence of any Lessor Default and Lessor, before the expiration of the applicable cure period, shall give Notice thereof to Lessee, setting forth, in reasonable detail, the basis therefor, no Lessor Default shall be deemed to have occurred and Lessor shall have no obligation with respect thereto until final adverse determination thereof, whether through arbitration or otherwise; provided, however, that in
                                                   --------  -------
the event of any such adverse determination, Lessor shall pay to Lessee interest on any disputed funds at the Overdue Rate, from the date demand for such funds was made by Lessee until paid. If Lessee and Lessor shall fail, in good faith, to resolve any such dispute within ten (10) days after Lessor's Notice of dispute, either may submit the matter for determination by arbitration, but only if such matter is required to be submitted to arbitration pursuant to any provision of this Lease, or otherwise by a court of competent jurisdiction.

          39.2  Limitation of Lessor's Liability.  Notwithstanding any provision
                --------------------------------
to the contrary contained in this Lease, Lessee acknowledges that, in enforcing its rights hereunder or in satisfaction of any judgment obtained against Lessor, Lessee's sole recourse shall be the right, title and interest of Lessor in and to the Leased Property.


                           ARTICLE XL - ARBITRATION
                           ------------------------

          40.1  Arbitration.  Except as set forth in Section 40.2, in each case
                -----------
specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section
40.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

          40.2  Alternative Arbitration.  In each case specified in this Lease
                -----------------------
for a matter to be submitted to arbitration pursuant to the provisions of this
Section 40.2, Lessor and Lessee shall designate any nationally recognized accounting firm with a hospitality division to serve as arbitrator of such dispute within fifteen (15) days after written demand for arbitration is received or sent by a party. In the event the parties shall fail to make such designation within such fifteen (15) day period, or no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitration shall instead be administered as set forth in
Section 40.1.

          40.3  Arbitration Procedures.  In any arbitration commenced pursuant
                ----------------------
to Section 40.1 or 40.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified in this Section 40.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Facility during the arbitration.

          IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized representatives as of the date first above written.



                                    LESSOR
                                    ------



                                    LESSEE
                                    ------

                          ADDENDUM TO LEASE AGREEMENT

                                   GUARANTY

     In order to induce Lessor to lease the Leased Property to Lessee, notwithstanding the Lessee's failure to satisfy the Net Worth requirements set forth in Section 18.5 of the Lease, Clifton Holding Corp., a Delaware corporation ("Clifton"), an affiliate of Lessee and the lessee under certain of the Other Leases referred to in the Lease, hereby guarantees to Lessor, and Lessor's successors and assigns, the full and timely performance of all of the obligations of Lessee under the Lease (the "Lessee's Obligations"). This Guaranty is a primary obligation of Clifton, joint and several with that of Lessee, and Clifton acknowledges that this Guaranty and its obligations under this Guaranty are and shall at all times be absolute and unconditional in all respects, and is and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of the undersigned under this Guaranty or the obligations of Lessee relating to this Guaranty or otherwise with respect to the Lessee's Obligations. Clifton agrees that, with or without notice or demand; provided that if and to the extent any such notice is required under the applicable provision of the Lease Lessor agrees to provide the same, Clifton will promptly reimburse Lessor for all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lessor in connection with any action or proceeding brought by Lessor to enforce the obligations of the undersigned under this Guaranty. The undersigned hereby irrevocably and unconditionally waives any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Guaranty.

     In Witness Whereof, the undersigned has set forth its hand and seal this __ day of January, 1998.

WITNESS                             CLIFTON HOLDING CORP., a
                                    Delaware corporation
________________


________________
                                    By:______________________
                                       Name:
                                       Title:

                         EXHIBIT A - Other Properties
                         ----------------------------


Sheraton
15 Howard Blvd.
Mt. Arlington, NJ 07445

St. Tropez Hotel
455 East Harmon Avenue
Las Vegas, NV 89109

Crowne Plaza
4255 Paradise Road
Las Vegas, NV 89109-7111

Ramada Inn
275 Research Parkway
Meriden, CT 06450

Sheraton Crossroads
Crossroads Corporate Center
Mahwah, NJ 07495

Ramada Inn
180 Route 17 South
Mahwah, NJ 07430

Crowne Plaza
14811 Kruse Oaks Blvd.
Portland (Lake Oswego), OR 97035

Ramada Plaza Hotel
780 Bridgeport Avenue
Shelton, CT 06484

                                   EXHIBIT B
                                   ---------

                       [See attached legal description]

                                   EXHIBIT C
                                   ---------


     Effective ________________, ____, the following applies:

Base Rent -

First Tier Room Revenue Percentage -

Second Tier Room Revenue Percentage -

Third Tier Room Revenue Percentage -

Annual Room Revenue First Break Point -

Annual Room Revenue Second Break Point -

First Tier Food Sales Percentage -

Second Tier Food Sales Percentage -

Annual Food Sales Break Point -

Other Income Percentage -


     Effective ________________, ____, the preceding parameters shall be replaced by the following:

Base Rent -

First Tier Room Revenue Percentage -

Second Tier Room Revenue Percentage -

Third Tier Room Revenue Percentage -

Annual Room Revenue First Break Point -

Annual Room Revenue Second Break Point -

First Tier Food Sales Percentage -

Second Tier Food Sales Percentage -

Annual Food Sales Break Point -

Other Income Percentage  -

There will be an additional adjustment to the room department Participating Rent thresholds of _____ in ____ and ____in ____.

The portion of Base Rent and Participating Rent attributable to the Franchise Agreement is ________%.

                           LEASE MODIFICATION LETTER
                           -------------------------



                               January ____, 1998



Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey 07004

Dear Gentlemen:

          American General Hospitality Operating Partnership, L.P. and certain affiliates, as Lessor, and certain affiliates of Prime Hospitality Corp., as Lessee, are entering into various Lease Agreements dated the date hereof relating to the hotels identified on the schedule annexed hereto (the "Leases"). The parties to the Leases hereby agree to modify the Leases in the following manner:

          1. Section 3.1(a) of the Leases shall be modified to provide that Base Rent will be paid in equal monthly installments (except for partial months, which shall be prorated as provided therein).

          2. Notwithstanding the provisions of Section 13.1(b) to the contrary, Lessor shall obtain the insurance and pay the premiums for the insurance coverage described in Section 13.1(a)(iii), the cost of which shall be reimbursed to Lessor by Lessee on a monthly basis.

          3. Supplementing the provisions of Article XXII of the Leases, Lessee acknowledges that Lessor will engage Coopers & Lybrand, or other nationally recognized accounting firm approved by Lessor, at Lessor's expense, to audit the financial statements of the Lessee and those financial statements will be included in forms filed with the SEC by the Lessor.

Prime Hospitality Corp.
January ____, 1998
Page 2

          If the foregoing reflects our agreement regarding these matters, please execute the lower portion of this letter on behalf of yourself and your various affiliates.

                                    Sincerely,


                                    American General Hospitality
                                    Operating Partnership, L.P.

                                    By:  AGH GP, Inc. its general partner

                                         By:    _________________________
                                                Bruce G. Wiles
                                                Executive Vice President


Read, agreed and accepted by
Prime Hospitality Corp.



_______________________
Richard Szymanski
Vice President